UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRANITE CONSTRUCTION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 25, 2022

Date:	Thursday, June 9, 2022

Time:	10:30 a.m., Pacific Time

Place:	Seascape Beach Resort
1 Seascape Resort Dr., Aptos, CA 95003

Purposes of the Meeting:

•	To elect four (4) directors of the Company for a term set to expire at the 2025 annual meeting;
•	To hold an advisory vote on executive compensation for the Named Executive Officers;
•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

What to Bring:

If you received a Notice of Internet Availability of Proxy Materials, please bring that Notice with you. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares. If you hold shares through the Granite Construction Profit Sharing and 401(k) Plan, you will need to bring proof of ownership of the shares.

Record Date:

The record date for the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) is April 12, 2022. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

Our Annual Report to Shareholders for 2021 will be made available to shareholders at the same time as the proxy materials.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose related to the meeting during regular business hours at Granite's headquarters located at 585 West Beach Street, Watsonville, CA 95076. Shareholders will also be able to examine the list of shareholders at the Annual Meeting.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we will provide access to these materials online. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 25, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of April 12, 2022, other than persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the “401(k) Participants” and such plan, the “401(k) Plan”). We will also post our proxy materials on the website referenced in the Notice (https://www.proxyvote.com). All 401(k) Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants on or about April 25, 2022.

All shareholders may choose to access our proxy materials online or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the Annual Meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants, may revoke a proxy and vote in person if attending the Annual Meeting.

To get directions to the Annual Meeting, call our Investor Relations Department at 831.724.1011 or visit our website at www.graniteconstruction.com at the “Investors” site.

By Order of the Board of Directors,

M. Craig Hall
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

i

ii

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

PROXY STATEMENT

As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as “we,” “us,” “our,” “Granite” or the “Company”), on behalf of its Board of Directors (referred to herein as “Board of Directors” or “Board”), has made its proxy materials available to you on the Internet in connection with Granite's 2022 Annual Meeting of Shareholders (the "Annual Meeting"), which will take place on June 9, 2022 at 10:30 a.m., Pacific Time, at the Seascape Beach Resort, 1 Seascape Resort Dr., Aptos, California, 95003. The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants, on or about April 25, 2022, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 25, 2022. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The proxy materials were mailed to all 401(k) Participants on or about April 25, 2022.

Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the Annual Meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company, if applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. We keep the classes as equal in number as reasonably possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. Typically, this means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of twelve directors.

The terms of Louis E. Caldera, Patricia D. Galloway, Alan P. Krusi and Jeffrey J. Lyash will expire at the Annual Meeting. The Board has nominated Louis E. Caldera, Patricia D. Galloway, Alan P. Krusi and Jeffrey J. Lyash  for new terms. If elected, each of the nominees will serve as a director until the 2025 annual meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if any nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the Annual Meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” each of the above-named nominees.

Director Qualifications

The table below highlights the qualifications, competency, and experience of each director, including each nominee for election to our Board, that contributed to the Board’s determination that each individual is qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions.

Competency/Experience	Kelsey	Darnell	Krusi	McNally	Vasquez	Caldera	Galloway	Mullen	Campbell	Lyash	Mastin	Larkin
Financial Expertise & Literacy	•	•	•	•	•	•	•	•	•	•	•	•
Capital Structuring/ Project Finance/ M&A	•	•	•	•	•	•	•	•	•	•	•	•
Strategic Planning Experience	•	•	•	•	•	•	•	•	•	•	•	•
Human Capital/ Executive Compensation	•	•	•	•	•	•	•	•	•	•	•	•
Enterprise Risk Management	•	•	•	•	•	•	•	•	⸰	•	•	•
Project Execution Risk Management	•	•	•	•	•	•	•	⸰	⸰	•	⸰	•
Legal/Claims Mgt	•	⸰	•	•	•	•	•	⸰	⸰	•	⸰	•
Public Sector Contracting	•	⸰	•	•	•	•	•	⸰	•	•	⸰	•
Industry Experience	•	⸰	•	•	•	⸰	•	⸰	⸰	•	•	•
Operating Experience	•	•	•	•	•	⸰	•	⸰	⸰	•	•	•
Environmental and Social Factors	•	•	•	•	•	•	•	⸰	•	•	•	•
Cyber-Security	•	⸰	•	⸰	•	•	•	⸰	⸰	•	⸰	⸰
Politics/Public Policy	⸰	•	⸰	⸰	•	•	•	⸰	•	•	⸰	⸰

• = Competency; ⸰ = Limited Experience

	Kelsey	Darnell	Krusi	McNally	Vasquez	Caldera	Galloway	Mullen	Campbell	Lyash	Mastin	Larkin
Independent
Independent	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Experience
Corporate Governance	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
CEO/President			✔	✔			✔			✔	✔	✔
No. of Current Public Company Boards	1	1	3	2	1	3	2	1	2	1	1	1
Retired	✔	✔	✔	✔	✔			✔	✔
Diversity
Gender	M	M	M	M	M	M	F	F	F	M	F	M
Racially or Ethnically Diverse					✔	✔			✔
Age Range
59 and under											✔	✔
60 – 64							✔	✔	✔	✔
65 – 69		✔	✔	✔	✔	✔
70 and older	✔
Tenure on Board
0 – 5 years		✔	✔	✔		✔	✔	✔	✔	✔	✔	✔
6 – 10 years					✔
11 years or more	✔

In addition to the table above, the following paragraphs provide further information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his or her age, all positions he or she holds with Granite, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information in the table above and included below regarding each director's and director nominee's specific experience, qualifications, attributes, and skills that led our Board to the conclusion the he or she should serve as a director, the Board also believes that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board also believes that all of our directors have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS EXPIRING AT THE 2025 ANNUAL MEETING

Patricia D. Galloway	Director since 2017

Dr. Galloway has served as Chairman of Pegasus Global Holdings, Inc., a firm that performs risk management, management consulting and strategic consulting business services since February 2018. From 2008 to 2018, Dr. Galloway served as Chief Executive Officer of Pegasus Global Holdings. Dr. Galloway served in various positions at The Nielsen-Wurster Group, Inc. including Chief Executive Officer and Principal, and President and Chief Financial Officer from 1981-2008. Dr. Galloway was the first woman President of the American Society of Civil Engineers and served from November 2003 to 2004. Dr. Galloway also serves as an arbitrator on construction and energy litigation cases. Since May 2020, Dr. Galloway has served as a director of Stantec Inc. From July 2018 to December 2018, Dr. Galloway served on the Board of SCANA Corporation as Chair of the Special Litigation Committee and her service ended with the merger of SCANA and Dominion Energy, Inc. She also served as a director on the American Arbitration Board from 2010 to May 2020 and on the National Science Board from 2006 to 2012. We believe that Dr. Galloway’s experience in corporate risk management, combined with her executive-level and dispute resolution experiences, qualify her to serve on our Board. Dr. Galloway has further demonstrated her commitment to outstanding modern leadership and ESG excellence by completing the Diligent Climate Leadership Certification, presented by the Diligent Institute. She successfully completed the required coursework, and passed a comprehensive examination, focused on climate risk and related business strategy, the board’s related fiduciary obligations, climate-related government regulations, reporting and disclosure requirements, and investor engagement. Dr. Galloway is also National Association of Corporate Directors (“NACD”) directorship certified. Dr. Galloway holds a Ph.D. in Infrastructure Systems Engineering (Civil) from Kochi University of Technology in Japan, an M.B.A. from the NY Institute of Technology and a Bachelor degree in Civil Engineering from Purdue University. Age 64.

Alan P. Krusi	Director since 2018

Mr. Krusi served as President, Strategic Development of AECOM Technology Corporation, a NYSE-listed company, from 2008 through 2015, where he led the firm’s M&A activities among other responsibilities. From 2003 until 2008, Mr. Krusi served as CEO and President of Earth Tech, Inc., a global engineering and construction firm, which primarily specialized in the design, construction, financing and operations of water treatment facilities, but also provided engineering and management services to the transportation and environmental markets. Prior to that, and over a period of twenty-six years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. From 1994 to 2003, Mr. Krusi was president of Obrien Kreitzberg, a company which specialized in providing construction management services to the transportation markets. We believe that Mr. Krusi’s extensive managerial experience attained from serving as the president and CEO of various companies in the engineering and construction services industry qualify him to serve on our Board. Mr. Krusi currently serves on the board of directors of Comfort Systems USA, Inc. and SSR Mining Inc. (formerly Alacer Gold Corp.). He also served on the board of directors of Boxwood Merger Corp. from 2018 to 2020. Mr. Krusi holds a B.A. in Geological Sciences from the University of California, Santa Barbara. Age 67.

Jeffrey J. Lyash	Director since 2018

Mr. Lyash has served as President and CEO of the Tennessee Valley Authority since April 2019. The Tennessee Valley Authority is a corporate agency of the United States that provides electricity for business customers and local power companies and serves 10 million people in seven Southeastern states. Prior to joining the Tennessee Valley Authority, Mr. Lyash served as President and CEO of Ontario Power Generation from 2015 to March 2019. Mr. Lyash was formerly the president of CB&I Power, a position he held from 2013 to 2015, where he was responsible for a full range of engineering, procurement and construction of multi-billion dollar electrical generation projects in both domestic and international markets. Mr. Lyash served as Executive Vice President of Energy Supply for Duke/Progress Energy from 2008 to 2012. Mr. Lyash joined Progress Energy in 1993 where he held a wide range of management and executive roles. Mr. Lyash worked for the U.S. Nuclear Regulatory Commission in a number of senior technical and management positions throughout the Northeastern United States and in Washington, D.C, receiving the NRC Meritorious Service Award in 1987. We believe that Mr. Lyash’s extensive managerial experience and his knowledge and understanding of the power industry qualify him to serve on our Board. Mr. Lyash earned a Bachelor's Degree in Mechanical Engineering from Drexel University, and was honored with the Drexel University Distinguished Alumnus Award in 2009 and is a graduate of the U.S. Office of Personnel Management Executive Training Program and the Duke Fuqua School of Business Advanced Management Program. Age 60.

NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS EXPIRING AT THE 2025 ANNUAL MEETING

Louis E. Caldera	Director since 2021

Mr. Caldera serves as a Senior Advisor to Belay Associates, LLC, a private equity firm, and its Everest Consolidator Acquisition Corp. Prior to that he served as Distinguished Adjunct Professor of Law and as a Senior Fellow in the Program on Law and Government at American University Washington College of Law from 2018 to 2021. He also served as a Professor of Leadership and a Senior Fellow of the George Washington University Cisneros Hispanic Leadership Institute from 2016 – 2018. From January 2009 to May 2009, he served in the Obama Administration as an Assistant to the President and Director of the White House Military Office. From August 2003 to February 2006, he served as President of The University of New Mexico, where he was also was a tenured member of the law school faculty from August 2003 to December 2010. Previously Mr. Caldera served as a California state legislator and as Secretary of the Army in the Clinton Administration. Mr. Caldera is the co-founder and co-chair of the Presidents’ Alliance on Higher Education and Immigration. He is also a member of the Board of Directors of the Latino Corporate Directors Association, DallasNews Corp. and Meritage Homes Corporation. Mr. Caldera holds a B.S. degree from the U.S. Military Academy, a M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Age 66.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2023 ANNUAL MEETING

Gaddi H. Vasquez	Director since 2012

Mr. Vasquez served as Senior Vice President of Government Affairs of Edison International and Southern California Edison, one of the nation’s largest investor owned utility companies principally serving Southern California, from 2013 to 2019. Prior to that, Mr. Vasquez served as Vice President of State Government Affairs for Southern California Edison from 2009 to 2013. From 1995 to 2002, Mr. Vasquez served as Division Vice President in Public Affairs of Southern California Edison. Mr. Vasquez also served as executive Director of the Annenberg Foundation Trust at Sunnylands in 2009, as U.S. Ambassador to the United Nations Agencies based in Rome, Italy from 2006 to 2009, and as Director of the U.S. Peace Corps from 2002 to 2006. Mr. Vasquez is currently a member of several national advisory boards, a member of the board of directors of the California Public Policy Institute, the International Republican Institute, the National Advisory Board of the Salvation Army, chair of the advisory board of the Aspen Institute Latinos and Society Program, a member of the board of governors of the California State University Foundation and a member of the board of trustees of Chapman University. We believe that Mr. Vasquez’s executive level experience and his experience in public service, including leading major organizations involved in the development and construction of major public infrastructure and regional facilities, qualify him to serve on our Board. Mr. Vasquez holds a B.A. degree in Public Service Management from the University of Redlands. Age 67.

David C. Darnell	Director since 2017

Mr. Darnell served as Vice Chairman of Global Wealth & Investment Management at Bank of America Corporation from September 2014 to December 2015 and served as its Co-Chief Operating Officer from September 2011 to September 2014. From July 2005 to September 2011, he served as the President of Global Commercial Banking at Bank of America Corporation. Prior to that, Mr. Darnell held various leadership positions at Bank of America since joining the company in 1979, including Middle Market Banking group president; Central Banking group president; and Midwest Region president. He also served as an Executive Vice President and Commercial Division Executive for Bank of America in Florida. We believe that Mr. Darnell’s significant operational, acquisition, governmental, financial, leadership-development capabilities and technology execution skills qualify him to serve on our board. Mr. Darnell currently serves as a director of the Museum of the American Revolution, the United Services Automobile Association board, and United Services Automobile Association Federal Savings Bank board. Mr. Darnell holds an undergraduate degree from Wake Forest University and an M.B.A. from the University of North Carolina at Chapel Hill. Age 69.

Celeste B. Mastin	Director since 2017

Ms. Mastin has served as Executive Vice President and Chief Operating Officer of H.B. Fuller Company since March 2022. H.B. Fuller Company manufactures, develops, and sells adhesives around the world and is headquartered in St Paul, Minnesota. From March 2018 to March 2022, Ms. Mastin served as Chief Executive Officer of PetroChoice Lubrication Solutions. PetroChoice is one of the largest petroleum-based lubricant distributors in the United States for passenger and commercial vehicles and industrial applications. Prior to joining PetroChoice, Ms. Mastin was the Chief Executive Officer of Distribution International, Inc., a supplier of certain construction equipment and environmental products from 2013 to 2017. From 2007 to 2011, she served as Chief Executive Officer and as Chief Operating Officer of MMI Products, Inc., a manufacturer and distributor of building materials. From 2004 to 2007, Ms. Mastin held the role of Vice President of color and glass performance materials and Vice President of growth and development at Ferro Corporation. Ms. Mastin started her career in sales at Shell Chemical. She held European and later global sales management positions as well as a management position at Bostik, Inc. We believe that Ms. Mastin’s global chemicals and building materials sectors experience, as well as her operating experience in sales and marketing and proven leadership ability qualify her to serve on our Board. Ms. Mastin holds a B.S. in Chemical Engineering from Washington State University and a M.B.A. from the University of Houston. Age 53.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2023 ANNUAL MEETING

Kyle T. Larkin	Director since 2021

Mr. Larkin joined Granite in 1996 and has served as President since September 2020 and as Chief Executive Officer since June 2021. He also served as Executive Vice President and Chief Operating Officer from February 2020 to September 2020, Senior Vice President and Manager of Construction and Materials Operations from 2019 to 2020, Senior Vice President and Group Manager from 2017 to 2019, Vice President and Regional Manager in Nevada from 2014 to 2017 and President of Granite’s wholly-owned subsidiary, Intermountain Slurry Seal, Inc. from 2011 to 2014. He served as Manager of Construction at the Reno area office from 2008 to 2011, Chief Estimator from 2004 to 2008 and Project Manager, Project Engineer and Estimator at Granite’s Nevada Branch between 1996 and 2003. We believe that Mr. Larkin’s knowledge of the construction industry, as well as his intimate knowledge of our business, employees, culture, and competitors, his understanding of the challenges and issues facing the Company and his insider’s perspective of the Company’s day-to-day operations and the strategic direction of the Company, qualify him to serve on our Board. Mr. Larkin holds a B.S. in Construction Management from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of Massachusetts, Amherst. Age 50.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2024 ANNUAL MEETING

David H. Kelsey	Director since 2003

Mr. Kelsey served as Chief Financial Officer of Verdezyne, Inc. from 2016 to 2018. Verdezyne is a privately owned company that uses synthetic biology to produce high-value chemicals. Prior to joining Verdezyne, Mr. Kelsey was the Chief Financial Officer of Elevance Renewable Sciences, Inc., a privately owned producer of high-performance specialty chemicals. From 2002 to 2011, Mr. Kelsey served as Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications. We believe that Mr. Kelsey’s experience as the chief financial officer of a major NYSE-listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and his understanding of audit committee functions qualify him to serve on our Board. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 71.

Molly C. Campbell	Director since 2019

Ms. Campbell has served as Infrastructure Advisor with the US Treasury, Office of Technical Assistance since May 2020. She has also served as a non-executive advisor for Boston Consulting Group since March 2022. Ms. Campbell was also a 2019 Fellow at Harvard University’s Advanced Leadership Initiative Program. Prior to that, she served as the Director of the Port of New York and New Jersey from 2015 to 2018, the Director of Financial Management Systems for Los Angeles World Airport in 2015, Deputy Executive Director from 2007 to 2015 and Chief Financial Officer from 2000 to 2007 of the Harbor Department of the Port of Los Angeles. Ms. Campbell is also currently a member of the board of directors of East West Bank. We believe Ms. Campbell’s executive leadership experience, expertise in finance, multi-modal logistics, the maritime industry and transportation and infrastructure project experience qualify her to serve on our Board. Ms. Campbell holds a B.A. degree in Political Science from the University of California, Los Angeles and an M.A. degree in Public Policy from Georgetown University.  Age 61.

Michael F. McNally	Director since 2016

Mr. McNally retired in 2014 as President and Chief Executive Officer of Skanska USA Inc., a subsidiary of Skanska AB, one of the world’s largest construction companies, a position he had held since 2008. During that time, he also served as one of nine members of Skanska AB’s senior executive team. Prior to his tenure at Skanska, Mr. McNally held various management positions over a 38 year career with Fluor, Marshall Contractors, Mobil Oil and J. Ray McDermott. Mr. McNally is also currently a member of the boards of directors of Limbach Holdings Inc., the Rhode Island Commerce Corporation and the Board of Trustees for the University of Rhode Island. From 2016 to 2019, Mr. McNally served as the Chairman of the U.S. Green Building Council Board, and he also served on the board of directors of Terracon from 2016 to 2022. We believe that Mr. McNally’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s customers qualify him to serve on our Board. Mr. McNally is also a NACD Board Leadership Fellow. Mr. McNally holds a B.S. degree in Civil Engineering from the University of Notre Dame and an M.B.A. from the University of Rhode Island. Age 67.

Laura M. Mullen	Director since 2021

Ms. Mullen currently serves as a part-time, independent consultant for KPMG International. From July 1996 to September 30, 2020, she served as an audit partner with KPMG LLP. In her 37-year tenure with KPMG, Ms. Mullen served in various roles, including Global Lead Audit Engagement Partner, SEC Reviewing Partner, Western Regional Practice Partner and National Office Partner. We believe that Ms. Mullen’s experience as a senior audit partner of a Big Four accounting firm, as well as her in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and her understanding of audit committee functions qualify her to serve on our Board. Ms. Mullen holds a B.S. degree in Business Administration from the California State University, Long Beach. She is a certified public accountant in California and a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. Age 61.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committees of the Board

The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2021.

	Audit / Compliance	Compensation	Nominating and Corporate Governance	Risk
Louis E. Caldera(1)			✔	✔
Molly C. Campbell(1)	✔	✔
David C. Darnell(1)	✔	Chair
Patricia D. Galloway(1)			Chair	✔
David H. Kelsey(1)	Chair			✔
Alan P. Krusi(1)	✔			Chair
Kyle T. Larkin
Jeffrey J. Lyash(1)	✔			✔
Celeste B. Mastin(1)		✔	✔
Michael F. McNally(1)(2)
Laura M. Mullen(1)	✔	✔
Gaddi H. Vasquez(1)		✔	✔
Number of Meetings in 2021	18	6	4	9

(1) Independent directors pursuant to the listing standards of the NYSE. Mr. Bjork, the former chairman of the Board who retired from the Board in 2021, was independent pursuant to the listing standards of the NYSE.

(2) Chairman of the Board.

Audit/Compliance Committee

All members of the Audit/Compliance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the New York Stock Exchange (“NYSE”). Each member also satisfies the independence requirements for audit committee members of public companies established by the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, and enterprise, legal and compliance risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under “Board Leadership Structure and its Role in Risk Oversight” and in “Report of the Audit/Compliance Committee” as well as in the Audit/Compliance Committee charter. The Audit/Compliance Committee charter is available on Granite's website. See “Granite Website” below.

Compensation Committee

All members of the Compensation Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our directors, our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee is responsible for risks related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The Compensation Committee has determined that the Company’s annual incentive compensation should partially be tied to a social responsibility metric. Granite uses the OSHA Recordable Incident Rate (“ORIR”), a nationally recognized metric, to monitor and manage safety performance and to benchmark its safety performance against the construction industry. For additional information regarding how this safety metric is used in Granite’s annual incentive plan, see “Compensation Discussion and Analysis—2021 AIP Performance Measures.” Our Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee's approval. The Compensation Committee also administers the 2021 Equity Incentive Plan with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the Committee. The Compensation Committee charter is available on Granite's website. See “Granite Website” below.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee has undertaken a thoughtful approach to board refreshment through the Board nomination and evaluation process and retirement policy. Since 2016, the Board has added nine new directors, four of whom were women. The Nominating and Corporate Governance Committee is also responsible for overseeing management succession planning and discusses management succession with the Chairman of the Board and Chief Executive Officer and periodically reports to the Board on management succession planning. The Nominating and Corporate Governance Committee also develops and recommends corporate governance principles and practices to the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board recently amended its corporate governance guidelines and policies to incorporate an over boarding policy that limits the number of public company boards that the Company’s directors can serve on to no more than four and the number of public company boards that the Company’s directors who serve as executive officers of public companies can serve on to no more than two. The Nominating and Corporate Governance Committee also oversees the annual evaluations of the Board and certain senior executive officers of the Company. These annual evaluations of the Board are conducted through questionnaires, which include a self-assessment, an assessment of the effectiveness of the Board and committees and a peer evaluation. The Nominating and Corporate Governance Committee is also responsible for overseeing diversity and inclusion matters. For additional information regarding the Company’s inclusive diversity strategy, see “—Inclusive Diversity” below and the Company’s Sustainability Reports. Additionally, the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct. The Nominating and Corporate Governance Committee's policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading “Board of Directors' Nomination Policy.” This policy and the Nominating and Corporate Governance Committee charter are available on Granite's website. See “Granite Website” below.

Risk Committee

All members of the Risk Committee are non-employee directors who are determined by the Board of Directors to be independent under the listing standards of the NYSE. The Risk Committee is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks. The Risk Committee is also responsible for overseeing Granite’s sustainability strategic planning and program performance. The Risk Committee also provides oversight of sustainability/ESG-related risks, including those posed by climate change, which are integrated into Granite’s enterprise risk management system. The Risk Committee receives updates on sustainability/ESG performance and related risks periodically during the year. The Risk Committee oversees the preparation of, and the Board of Directors approves, the Company’s annual Sustainability Reports. Beginning with the Company’s 2020 Sustainability Report, Granite aligns its sustainability reporting with the framework established by the Task Force on Climate-related Financial Disclosures and uses industry specific metrics, including those identified by the Sustainability Accounting Standards Board, to support performance, tracking and reporting. In the Company’s 2020 Sustainability Report, Granite announced its target to reduce total Scope 1 greenhouse gas emissions. Additionally, Granite is collecting baseline data for Scope 2 greenhouse gas emissions and plans to incorporate Scope 2 into future reduction targets. For additional information, see Granite’s Sustainability Reports. The Risk Committee charter and Granite’s Sustainability Reports are available on Granite's website. See “Granite Website” below.

Role of the Compensation Consultant

The Compensation Committee directly retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs.

FW Cook provided services to the Compensation Committee during 2021 which included, but were not limited to, the following:

•	Attended meetings of the Compensation Committee as the Compensation Committee’s advisor;

•	Reviewed the Company’s executive compensation benchmarking peer group and recommended changes for the Compensation Committee's consideration;

•	Evaluated the competitive positioning of Granite’s executive officers' base salaries, annual incentive and long-term incentive compensation relative to our market data;

•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions for the named executive officers;

•	Provided advice on the design of Granite's annual and long-term incentive plans;

•	Advised on the performance measures and performance targets for the annual and long-term incentive programs;

•

Advised on other executive compensation policies and practices such as change-in-control, severance payments, equity practices, treatment of equity awards upon retirement, and stock ownership guidelines;

•	Assisted with the preparation of the Company's “Compensation Discussion and Analysis”;

•	Provided the Committee with an update on executive compensation trends and regulatory developments to inform the compensation planning process for 2022;

•	Assessed the potential for material risk within Granite's compensation policies and practices for all employees, including executive officers.

Based in part on the policies and procedures FW Cook and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant, a FW Cook representative, is objective and independent. These policies and procedures include:

•

FW Cook’s professional standards prohibit the executive compensation consultant from considering any other relationships FW Cook or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	FW Cook does not provide any services to Granite other than executive and non-employee director compensation advisory work conducted on behalf of the Committee;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The executive compensation consultant has direct access to the Compensation Committee without management intervention;

•

The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement limit how the executive compensation consultant may interact with management.

In retaining FW Cook, the Compensation Committee considered the six factors set forth in Exchange Act Rule 10C-1(b)(4)(i) through (vi) and concluded that no conflict of interest existed that would prevent FW Cook from serving as an independent compensation consultant to the Compensation Committee.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant's advice and recommendations can be shared with management. These protocols are included in the Compensation Committee’s engagement letters with FW Cook. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant's recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

Compensation Committee Interlocks and Insider Participation

During 2021, Ms. Campbell, Mr. Darnell, Ms. Mastin, Ms. Mullen and Mr. Vasquez served as members of the Compensation Committee. No member of the Compensation Committee (1) was, during the fiscal year ended December 31, 2021, or had previously been, an officer or employee of the Company or (2) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as members of a board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

The Lead Director and Executive Sessions

Our bylaws provide that in the event the Chairman of the Board does not meet the independence requirements of the rules and regulations of the SEC and the listing standards of the NYSE, the directors shall elect a Lead Director to serve for a two-year term or until such time, if earlier, at which an independent Chairman is elected. Because Michael F. McNally, the current Chairman of the Board, is an independent director, we currently do not have a Lead Director. In his capacity as Chairman, Mr. McNally chairs all Board meetings and presides over all executive sessions of the non-employee members of the Board.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as the Chairman of the Board is in the best interest of Granite and its shareholders at this time. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability. The structure ensures more active participation by the independent directors in setting the Board's agenda and establishing the Board's priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and principal executive officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company's risks, and effective risk management is a top priority of the Board and management. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify our material risks in a timely manner. In order to more efficiently manage these risks, the Board has delegated certain risk management oversight responsibilities to relevant Board committees.

In connection with the election of a new Chairman of the Board of Directors in 2020, the Nominating and Corporate Governance Committee evaluated the structure, composition and operations of the committees of Granite’s Board of Directors, including each committee’s respective role in risk oversight and whether a new committee dedicated to risk oversight would bolster the Board of Directors’ risk oversight function. The Board of Directors and Nominating and Corporate Governance Committee completed their review of the Board of Directors’ risk oversight function and on June 11, 2020, formed a Risk Committee that is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks. Since 2021, the Board of Directors and Nominating and Corporate Governance Committee have continued to focus on enhancing management succession planning efforts and on further developing Board expertise through continuing director education programs and Company sponsored membership in the National Association of Corporate Directors (“NACD”).

Additionally, the Board of Directors has delegated other risk management oversight responsibilities as follows:

The Audit/Compliance Committee has direct responsibility for risk oversight relating to accounting matters, financial reporting, and enterprise, legal and compliance risks. Our Chief Financial Officer (who is responsible for managing the risk management function), General Counsel (who serves as our Corporate Compliance Officer), Vice President of Internal Audit, and independent registered public accounting firm, PricewaterhouseCoopers LLP, all report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee and the Board also meet periodically with management to review Granite's major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite's risk assessment and risk management policies.

The Compensation Committee is responsible for overseeing the management of risks which are mitigated by our employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees the management of risks which are mitigated by our Corporate Governance Guidelines and Policies and Code of Conduct, including compliance with listing standards for independent directors and committee assignments. The committee chairs report on risk related matters to the full Board from time to time as appropriate.

BOARD OF DIRECTORS' NOMINATION POLICY

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure, its governance plans and its overall performance are continuously reviewed. Evaluations for director nominees are conducted annually by the Nominating and Corporate Governance Committee and are made on the basis of observations and interviews with management and with members of the Board.

Also included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite's current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. The Nominating and Corporate Governance Committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a Board of Directors that best serves our needs and those of our shareholders. Accordingly, although diversity is a consideration in the nominating and evaluation process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with respect to the consideration of diversity. However, as of April 25, 2022, 33% of our directors are women, 25% are racially or ethnically diverse and one of our four committees is chaired by a woman.

Current Board members whose performance, capabilities, and experience meet Granite's expectations and needs are nominated for re-election in the year of their respective term's completion. In accordance with Granite's Corporate Governance Guidelines and Policies, Board members will not stand for re-nomination and no proposed candidate will be re-nominated if the nominee’s 72nd birthday occurs prior to the annual meeting of shareholders in the year of re-nomination or nomination. Moreover, Directors will retire no later than the first annual meeting of shareholders immediately following their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C's”: Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite's intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite's Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time, energy, and effort required to guarantee Granite will have the highest possible level of leadership and governance.

In addition to the three C's, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Chairman of the Board and an executive search firm, if the Committee deems engagement of such a firm appropriate. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, a search is conducted to identify appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and Granite's executive management team.

Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee, or the search for a single nominee may result in multiple candidates of such capability and character that multiple candidates might be nominated and the Board may be expanded accordingly.

It is Granite's intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite's constituents - its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that relevant sources of potential candidates have been appropriately canvassed.

The Board used the evaluation criteria and procedures listed in this section to nominate Mr. Caldera, Dr. Galloway, Mr. Krusi and Mr. Lyash for election at the Annual Meeting.

Shareholder Recommendation and Direct Nomination of Board Candidates

Consistent with our bylaws and the Nominating and Corporate Governance Committee charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described in “Evaluation Criteria and Procedures” above. The Committee will consider nominees to the Board recommended by shareholders. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting of shareholders should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement.

In addition, Granite’s bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting of shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information specified in our bylaws. If no meeting was held in the previous year, the date of the annual meeting of shareholders is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

To be timely, a shareholder nomination for a director to be elected at the 2023 annual meeting of shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 26, 2022. For further information, see “Shareholder Proposals to be Presented at the 2023 Annual Meeting of Shareholders.”

Director Independence

Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:

●

A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

●

A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

●

The following directors may not be deemed independent: (a) a director who is a current partner or employee of a firm that is Granite's internal or external auditor; (b) a director who has an immediate family member who is a current partner of such a firm; (c) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite's audit; or (d) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite's audit within that time.

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A director who, or whose immediate family member, is or has been within the last three years, employed as an executive officer of another company where any of Granite's present executive officers at the same time serves or served on that company's compensation committee may not be deemed independent.

●

A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members' relationships or circumstances that could impact or change their independence status.

The following non-employee directors are independent under the listing standards of the NYSE: Louis E. Caldera, Molly C. Campbell, David C. Darnell, Patricia D. Galloway, David H. Kelsey, Alan P. Krusi, Jeffrey J. Lyash, Celeste B. Mastin, Michael F. McNally, Laura M. Mullen and Gaddi H. Vasquez.

Board and Annual Shareholder Meeting Attendance

During 2021, the Board of Directors held 14 meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the annual meeting of shareholders.

The annual meeting attendance policy is a part of Granite's Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite's website. See “Granite Website” below. All ten directors then in office attended Granite's 2021 annual meeting of shareholders.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite's website. See “Granite Website” below.

Corporate Governance Guidelines and Policies

Granite's Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See “Granite Website” below.

Our Corporate Governance Guidelines and Policies include a director resignation policy in the event a Director nominee does not receive a majority of the votes cast in an election of Directors where the number of nominees is equal to the number of Directors to be elected (an “Uncontested Election”). The policy states that promptly after receiving notice that the Director nominee has not received the requisite majority vote in an Uncontested Election, the Director nominee shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee (excluding the Director who tendered the resignation) shall then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors (excluding the Director who tendered the resignation) shall evaluate such recommendation in light of the best interests of the Company and its shareholders and shall decide whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board of Directors may consider any factors it deems relevant, including but not limited to the resigning Director’s qualifications, past and anticipated future contributions to the Company as well as the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Company to fail to meet any rule or regulation (inclusive of listing standards and federal securities laws). The Board of Directors shall act on the tendered resignation and publicly disclose its decision and the rationale behind it within 90 days after the inspector’s certification of the election results. If the Board of Directors elects to reject the resignation, the then incumbent Director will continue to serve until the next annual meeting of shareholders at which time his or her term shall expire. Any vacancies in the Board of Directors resulting from a Director not receiving a majority vote and the Board accepting his or her resignation shall be filled in accordance with the Bylaws.

Employee, Officer and Director Hedging

The Company's Insider Trading Policy prohibits employees, officers and directors from engaging in hedging transactions with respect to Company securities. The policy prohibits transactions, other than a current sale transaction, that are designed to protect a holder of securities from a possible decline in the value of such securities, including puts, options, swaps, zero-cost collars, forward sale contracts or similar instruments or arrangements.

Code of Conduct

Granite's Code of Conduct applies to all Granite employees, including the Chief Executive Officer and the Chief Financial Officer, and to all directors, including the Chairman of the Board. The Code of Conduct is available on Granite's website. We will also post any amendments to the Code of Conduct, or waivers of the application of provisions of the Code of Conduct to any of our directors or executive officers, on our website. See “Granite Website” below.

Inclusive Diversity

Granite’s Board of Directors believes the Company’s culture is underpinned by its core values, including an unwavering commitment to inclusive diversity as exemplified by strategies that address our guiding belief that diverse backgrounds, perspectives, and experiences enhance creativity and innovation. In 2017, the company implemented its GROW (Granite Resources Opportunities for Women) mentoring initiative and employee resource group, to support development opportunities for female employees. As of December 31, 2021, approximately 13% of Granite's workforce were women and 40% were racially and ethnically diverse. Granite is committed to pay equity, regardless of gender or race/ethnicity, and annually conducts an internal pay equity analysis.

Delinquent Section 16(a) Reports

Based solely on a review of the forms filed electronically with the SEC and the written representations received from the directors and executive officers, the Company believes that all reports required to be filed during the year ended December 31, 2021 by Section 16(a) were filed on timely basis.

Granite Website

The following charters and policies are available on Granite's website at www.graniteconstruction.com at the “Investors” site, then under “Corporate Governance”: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Risk Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors' Nomination Policy, and the Communication with the Board of Directors Policy. The Company’s Sustainability Reports are available on Granite’s website at www.graniteconstruction.com at the “Company” site, then under “Sustainability.” The information included in Granite’s Sustainability Reports is not incorporated into, and is not part of, this proxy statement. You can also obtain copies of these charters and policies and Granite’s Sustainability Reports, without charge, by contacting Granite's Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite's website at www.graniteconstruction.com at the “Company” site under “Code of Conduct.” You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite's Human Resources Department at 831.724.1011.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is asking shareholders to approve an annual advisory resolution on executive compensation. The Board of Directors is providing such vote pursuant to Section 14A of the Exchange Act. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution to be voted on at the Annual Meeting is as follows:

Resolved, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the Company's 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2021 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).

The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our Named Executive Officers. We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company's strategic objectives and grow sustainable shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:

•	Market competitive total direct compensation targeted at the 50th percentile of comparable positions in the market;
•

A comprehensive benefits program which is also available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation and holiday pay; and

•	Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation (“NQDC”) Program.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a “Say on Pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate. The next “Say on Pay” advisory vote following this year’s vote will be held at the 2023 annual meeting.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described pursuant to the compensation disclosure rules of the Exchange Act.

EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Objective of the Compensation Program

The market for executive talent is highly competitive and the objective of our executive compensation program is to attract, motivate and retain talented, creative and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, formulate and implement the Company’s strategic objectives, deliver consistent financial performance and grow sustainable shareholder value. The Compensation Committee believes that an effective way to enhance Granite's performance is through variable compensation structured to align our executives’ interests with the Company’s short and long-term performance objectives. Key elements of the executive officer program are as follows:

●	Total direct compensation generally is targeted within the range of the 50th percentile of comparable positions in the market;

●	Actual pay levels are based on market data, individual experience, tenure and impact on business and financial results;

●	Short-term and long-term goals are aligned with interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

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A comprehensive benefits program which includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation, holiday pay; and

●	Eligibility, along with other management employees, to participate in our NQDC Program.

Executive Officer Compensation Program

We conduct our “Say on Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules. Our Board has determined to hold a Say on Pay vote on an annual basis, consistent with the results of the most recently held advisory vote regarding the frequency of Say on Pay votes. This resulted in the approval of the compensation of our Named Executive Officers for 2020 by approximately 98% of the votes cast. The Compensation Committee considers these voting results when planning compensation for subsequent years and believes the results affirm the Company’s executive compensation pay levels, programs and policies. Accordingly, the Compensation Committee did not adopt any changes to this program as a result of this vote, although the Compensation Committee is continually evaluating our executive compensation to further align the program with shareholders’ interests. In addition to this endorsement by our shareholders of our executive compensation programs and practices, management values the views of our largest institutional shareholders and proxy advisory firms on our compensation practices and disclosures.

The key components of the 2021 program for compensating our Named Executive Officers are as follows:

●	Adjustments to align target total direct compensation closer with market median levels, as deemed appropriate;

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An Annual Incentive Plan (“AIP”) with Net Income, Operating Income and Safety as the key performance measures on which to incentivize and reward our Named Executive Officers for the current year (for a detailed explanation, please refer to “2021 Annual Incentive Plan Compensation”); and

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A Long-Term Incentive Plan (“LTIP”) that includes a performance-based component (80% weighting) that is based on 3-year relative Total Shareholder Return (“TSR”) and a service-based component (20% weighting) to reward and sustain long term performance (for a detailed explanation, please refer to “Long Term Incentive Compensation”).

The specific provisions of the compensation opportunity, plan design and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

The following table identifies our 2021 Named Executive Officers:

Named Executive Officer	Title as of December 31, 2021
Kyle T. Larkin(1)	President and Chief Executive Officer (“CEO”)
Elizabeth L. Curtis(2)	Executive Vice President and Chief Financial Officer (“CFO”)
James A. Radich	Executive Vice President and Chief Operating Officer (“COO”)
Michael G. Tatusko	Senior Vice President and Mountain Group Manager (Formerly the Northwest Group)
Brian R. Dowd	Senior Vice President and California Group Manager
Jigisha Desai(3)	Former Executive Vice President and Chief Strategy Officer

(1) Mr. Larkin was appointed to CEO effective June 3, 2021.

(2) Ms. Curtis was appointed to Executive Vice President and CFO effective January 26, 2021.

(3) Ms. Desai served as Senior Vice President and CFO from January 1, 2021 to January 25, 2021 prior to her appointment as Executive Vice President and Chief Strategy Officer. Ms. Desai ceased to serve as an executive officer effective December 6, 2021.

Executive Management Changes

As noted above, Granite’s executive leadership team underwent several changes in 2021. In connection with these changes, our Board of Directors approved new compensation arrangements for Mr. Larkin and Ms. Curtis, both of which are described below. On November 14, 2021, Ms. Desai and the Company entered into a separation and transition agreement the terms of which are described under “Potential Payments Upon Termination or Change in Control.”

Mr. Kyle T. Larkin

On June 3, 2021, Mr. Larkin was appointed CEO and the Compensation Committee approved the following compensation arrangement:

●	Base salary increase from $800,000 to $900,000, effective from the appointment date;
●	Annual Incentive remained the same at 100% of base salary, prorated based on salary changes during the year;
●	Long Term Incentive target remained the same at $2,200,000 for 2021; and
●	A promotion-based restricted stock unit (“RSU”) award of $1,000,000 granted on June 3, 2021, which will ratably vest over three years beginning on June 3, 2022, subject to continued service.

Ms. Elizabeth L. Curtis

On January 26, 2021, Ms. Curtis was appointed Executive Vice President, CFO and the Compensation Committee approved the following compensation arrangement:

●	Base salary increase from $325,000 to $450,000, effective from the appointment date;
●	Annual Incentive set at 75% of base salary; and
●	Long Term Incentive target of $450,000 for 2021 in connection with her promotion.

Annual Review of Executive Compensation and Practices

The Compensation Committee and its compensation consultant annually conducts a comprehensive review of the Company’s executive compensation programs, policies and practices. The compensation consultant may recommend changes to the Compensation Committee based on market and corporate governance best practices. In early 2021, the Compensation Committee and the Board of Directors approved updates to the Executive Retention and Severance Plan and approved a new 2021 Equity Incentive Plan.

In 2021, the Compensation Committee began redesigning the executive officer annual and long-term incentive programs for 2022 to incorporate metric diversification, improve alignment with the Company’s peers, ensure support of the Company’s strategic plan and align with the best interest of the Company’s shareholders. For 2022, the annual incentive program for the CEO, COO and CFO will be rewarded based on Earnings before Interest and Tax (“EBIT”) and Operating Cash Flow Margin (“OCF”) attributable to Granite Construction Incorporated performance while the executive officers with financial accountability for the performance of an operating group are to be incentivized on their individual group’s operating income and an incentive component tied to the Company’s EBIT and OCF.

The 2022 long term incentive performance program has incorporated a capital efficiency metric in addition to relative TSR for all of the executive officers and the performance award will make up 75% of an executive officer’s long term incentive target opportunity.

Role of the Compensation Committee and CEO in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our executive officers. Target total direct compensation, incentive program design and potential payouts are determined with assistance and recommendations from the compensation consultant as discussed below. The annual salary levels, incentive compensation targets and potential payouts of the executive officers other than the CEO are reviewed and approved by the Compensation Committee based on recommendations of the CEO and the compensation consultant. The Compensation Committee determines the compensation of the CEO and the CEO does not participate in any deliberations regarding his own compensation. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

Role of the Compensation Consultant

The Compensation Committee retained the services of FW Cook as its compensation consultant to provide advice and recommendations on executive officer and Board of Director compensation programs. The compensation consultant attended Compensation Committee meetings and provided guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant.”

Annual Risk Assessment

The Compensation Committee in consultation with its independent compensation consultant, annually reviews the balance between risk and reward in the design of the executive officer and employee incentive compensation programs. The AIP and LTIP utilize a portfolio of performance metrics across the Company designed to balance short- and long-term financial objectives and generate sustainable shareholder value. Performance goals are set as a range for each objective with a maximum payout opportunity assigned to each performance goal. The Compensation Committee carefully reviews incentive plan goals to ensure the appropriate levels of difficulty and reviews the financial performance of Granite and its peers to ensure performance goals and payout opportunities are appropriately calibrated. The performance measures, threshold and maximum payout opportunities and the calibration of achievability of incentive plan goals are all designed to help ensure that the incentive plans appropriately balance risk and reward, limiting excessive risk-taking and the potential for windfall payouts. Finally, the Company maintains several risk mitigating governance policies such as executive stock ownership guidelines, anti-hedging/pledging policies and an incentive compensation recoupment policy. As a result of the above, the Compensation Committee believes that the compensation program is not reasonably likely to have a material adverse effect on the Company.

Market Data Considered in Determining Executive Compensation for 2021

Each year the Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. During 2021, benchmark data from 2020 was obtained from a peer group consisting of sixteen public companies representing the construction, engineering, and/or construction materials industries. The Compensation Committee believes that industry-specific companies are the most appropriate source of benchmark data as they are most representative of Granite’s market for talent. The data from the peer group of sixteen public companies is used by the Compensation Committee to establish base salary, target total cash and long-term incentive compensation levels. For a detailed explanation, please refer to “Long Term Incentive Compensation – Performance Awards.” As an additional market reference point, the Compensation Committee reviews national, general industry survey data scoped based on each executive’s functional role and revenue responsibility.

Peer Group of Public Companies

The sixteen public companies selected for the peer group to inform 2021 target total direct compensation levels are in the construction, engineering, and/or construction materials industries and compete for executive talent in the same market as Granite. For 2021, the Compensation Committee approved replacing USG Corp due to its acquisition and Martin Marietta and Vulcan Materials with Eagle Materials, Cornerstone Building Brands, and Tetra Tech due to Martin Marietta and Vulcan Materials being above the acceptable revenue range. At the time the peer group was approved, Granite’s trailing 4-quarter revenues were at the 59th percentile of the peer group and the Company’s 12-month average market capitalization was at the 40th percentile of the peer group. The median annual revenue of the approved peer group was $3.0 billion (versus $3.4 billion for Granite) and the median 12-month average market capitalization was $1.9 billion (versus $1.3 billion for Granite).

The table below names each of the companies in the peer group that informed 2021 target compensation levels.

Aegion Corporation	Eagle Materials	MYR Group, Inc.	Tetra Tech
Comfort Systems USA, Inc.	EMCOR Group Inc.	Primoris Services Corporation	Tutor Perini Corporation
Cornerstore Building Brands	KBR, Inc.	Quanta Services, Inc.	US Concrete Inc.
Dycom Industries, Inc.	MasTec, Inc.	Summit Materials	Valmont Industries, Inc.

COMPENSATION ELEMENTS

Base Salaries

Annually, the CEO reviews compensation for the executive officers (other than for himself) and makes recommendations to the Compensation Committee based on tenure, individual and operating group performance. The Compensation Committee considers these recommendations, as well as benchmarking comparisons prepared by the compensation consultant and sets the base salaries with reference to the peer group market median for the executive officers, including the CEO. Following this review for 2021, the base salaries of Mr. Tatusko increased 6.7%, Mr. Dowd’s increased 44.5% in connection with his promotion and increased responsibilities, Mr. Radich’s salary remained unchanged due to his December 2020 adjustment in connection with his promotion and Ms. Desai’s salary remained unchanged. The Named Executive Officer base salaries for 2021 when initially determined were 8% below the peer median data in the aggregate for our continuing Named Executive Officers. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions, or other significant events. Mr. Larkin received a 12.5% increase and Ms. Curtis 38.5% increase in connection with their promotions, as discussed in “Executive Management Changes.”

Base salaries as of December 31, 2021 for the Named Executive Officers were as follows:

Named Executive Officer	Base Salaries as of December 31, 2021
Kyle T. Larkin	$900,000
Elizabeth L. Curtis	$450,000
James A. Radich	$500,000
Michael G. Tatusko	$400,000
Brian R. Dowd	$375,000
Jigisha Desai(1)	$500,000

(1) Ms. Desai ceased to serve as an executive officer effective December 6, 2021.

2021 Annual Incentive Plan Compensation

The Named Executive Officers participate in the AIP pursuant to which annual incentive compensation is determined by overall company performance and/or applicable operating group performance. Annual profitability forecasts were determined at the beginning of the year and used to establish the target performance goals. Threshold and maximum goals were also established, and payouts were determined based on achievement versus the goals. As in prior years, performance against Company and/or operating group safety objectives served as a modifier to the calculated bonus based on financial performance.

Annual Incentive Opportunity

As presented in detail below, each Named Executive Officer's targeted annual incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. The target is set by the Compensation Committee after a review of market median annual incentive target awards of Granite’s peer group and survey data which is the basis for establishing the threshold and maximum annual incentive. Pursuant to the terms of the AIP, maximum cash payouts cannot exceed two times the target opportunity. The aggregate AIP target opportunities were 8% below peer group median data for our continuing Named Executive Officers at the time the Compensation Committee approved the 2021 AIP targets at the beginning of 2021. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events. Please refer to “Executive Management Changes” for Mr. Larkin for target opportunity changes in connection with his promotion.

The 2021 AIP opportunities for the Named Executive Officers as of December 31, 2021 are presented below.

Annual Incentive Opportunity

Named Executive Officer	Target as % of Base Salary	Threshold	Target	Maximum
Kyle T. Larkin(1)	100%	$429,041	$858,082	$1,716,164
Elizabeth L. Curtis	75%	$168,750	$337,500	$675,000
James A. Radich	80%	$200,000	$400,000	$800,000
Michael G. Tatusko	65%	$130,000	$260,000	$520,000
Brian R. Dowd	65%	$121,875	$243,750	$487,500
Jigisha Desai(2)	80%	$200,000	$400,000	$800,000

(1) Mr. Larkin’s AIP target opportunity is a weighted average based on his time as President from January 1, 2021 through June 3, 2021 and his subsequent promotion to President and CEO effective June 3, 2021. For a detailed explanation, please refer to “Executive Management Changes.”

(2) Ms. Desai ceased to serve as an executive officer effective December 6, 2021, however, she remained eligible to receive an annual bonus for the entire year’s service with respect to fiscal year 2021.

2021 AIP Performance Measures

At the beginning of the annual performance period (January 1st – December 31st), the Compensation Committee approved the 2021 AIP weighting and financial performance goals. The Compensation Committee determined that 2021 AIP payouts for Messrs. Larkin and Radich, and Mses. Curtis and Desai were to be determined based on Company financial performance and a Company safety multiplier. For Messrs. Tatusko and Dowd (the operating group Named Executive Officers), the Committee established measures for the 2021 AIP to be paid out based on a blend of Company and operating group financial and safety performance.

The following table illustrates the 2021 AIP performance measures:

	Company Performance		Group Performance
Named Executive Officer	Weighting	Performance Measure	Weighting	Performance Measure(1)
Kyle T. Larkin	100%		0%
Elizabeth L. Curtis	100%	Company	0%	Group Operating
James A. Radich	100%	Net Income(2)	0%	Income(3)
Michael G. Tatusko	40%	x	60%	x
Brian R. Dowd	40%	Company	60%	Operating Group Safety
Jigisha Desai(5)	100%	Safety Multiplier(4)	0%	Multiplier(4)

(1) Measured based on each individual operating group performance, where applicable.

(2) Company Net Income is defined as actual consolidated Net Income attributable to Granite Construction Incorporated calculated in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and adjusted for items approved by the Compensation Committee. For 2021, Net Income excluded the following items that are not related to the Company’s ongoing core business operations: expenses, income, gains or losses and taxes related to discontinued or divested operations, significant litigation fees and settlements, significant gain on sale of property, and personnel costs with the operating group reorganization.

(3) Group Operating Income is defined as actual operating income for the applicable operating group calculated in accordance with U.S. GAAP and adjusted for items approved by the Compensation Committee.  For 2021, Group Operating Income excluded the following items that are not related to the Company’s ongoing core business operations: expenses, income, gains or losses and taxes related to discontinued or divested operations, significant litigation fees and settlements, significant gain on sale of property, and separation costs due to the operating group reorganization.

(4) Granite uses the OSHA Recordable Incident Rate (“ORIR”), a nationally recognized metric, to benchmark its safety performance against the construction industry. ORIR tracks all injuries which require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time) and represents the number of events per 100 full-time employees. It is calculated by multiplying the number of OSHA recordable injuries (total injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure.

(5) Ms. Desai ceased to serve as an executive officer effective December 6, 2021, however, she remained eligible to receive an annual bonus for the entire year’s service with respect to fiscal year 2021.

2021 AIP Performance Measure and Results

The Compensation Committee considered the Company's annual operating plan for the year in setting threshold, target and maximum performance goals for 2021 AIP performance metrics. The payout based on Company and/or operating group financial performance is zero if Company and/or applicable operating group performance, respectively, is below the financial performance threshold. Once threshold requirements are met, Named Executive Officers can earn between 50% and 200% of their annual target opportunity depending on the level of achievement of the Company and/or operating group financial performance. Linear interpolation applies for performance between threshold/target and target/maximum performance levels. The calculated bonus under Company and/or operating group performance components is subject to a safety multiplier ranging from 90% to 115% based on Company and/or operating group safety performance, as applicable. The target and maximum award amounts have been set at levels our Compensation Committee believes will provide a meaningful incentive to achieve Company and individual goals and contribute to the Company’s financial performance.

The 2021 AIP performance goals were based on the Company’s operating groups at the time the plan was approved. After the approval of the 2021 AIP, the Company’s operating groups changed, however, the 2021 payouts continued to be based on the former operating groups.

The following were the AIP financial performance measures set for 2021 (in millions):

2021 AIP Financial Performance Goals

Performance Level	Threshold (80% of Target)	Target	Maximum (120% of Target)	Actual Performance
Company Net Income	$51.8	$64.7	$77.6	$50.3
California Group Operating Income	$97.4	$121.8	$146.2	$103.3
Northwest Group Operating Income	$52.8	$66.0	$79.2	$71.5

The following table outlines the safety performance goals and results. Linear interpolation is used to determine the multiplier when actual performance attained falls between threshold/target and target/maximum performance levels:

2021 AIP Safety Multiplier Goals

Performance Level	Threshold 90%	Target 110%	Maximum 115%	Safety ORIR Results	Actual Safety Multiplier
Company	1.30	0.95	0.70	0.92	111%
California Operating Group	1.30	0.95	0.70	0.88	111%
Northwest Operating Group	1.30	0.95	0.70	0.63	115%

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:

Summary of Actual 2021 AIP Total Bonus Payouts

Named Executive Officer	AIP Target Opportunity	Actual Company Bonus Payout	Actual Operating Group Bonus Payout (1)	Total Actual AIP Bonus Payout(2)	Payout as a % of Target
Kyle T. Larkin	$858,082	-	n/a	-	0%
Elizabeth L. Curtis	$337,500	-	n/a	-	0%
James A. Radich	$400,000	-	n/a	-	0%
Michael G. Tatusko	$260,000	-	$254,748	$254,748	98%
Brian R. Dowd	$243,750	-	$100,649	$100,649	41%
Jigisha Desai(3)	$400,000	-	n/a	-	0%

(1) Actual operating group payout includes safety multiplier.

(2) Represents the sum of 2021 Company and operating group bonus payouts.

(3) Ms. Desai ceased to serve as an executive officer effective December 6, 2021, however, Ms. Desai remained eligible to receive an annual bonus for the entire year’s service with respect to fiscal year 2021.

Long Term Incentive Compensation

Equity incentive awards are a critical component of the Company’s compensation program and are used to attract and retain talented, highly qualified employees to ensure the continued growth and success of the Company.

As presented in detail below, each Named Executive Officer's target long-term incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. The targets are set by the Compensation Committee after a review of market median long-term incentive target awards of Granite’s peer group and survey data at the beginning of the year. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events. The LTIP target opportunity was conservatively positioned at 36% below the median data in the aggregate for our continuing Named Executive Officers and varied by each Named Executive Officer and their role. Changes were made to the LTIP incentive target opportunity for our Named Executive Officers for 2021, except for Ms. Desai, whose target remained at $600,000. Mr. Larkin’s 2021 LTIP target was increased at the beginning of the year based on his role as President but did not change for the 2021 performance year in connection with his promotion to CEO, which is further described in “Executive Management Changes.”

The LTIP incentive target opportunities for the Named Executive Officers under the 2021 LTIP are presented below:

Named Executive Officer	Target as % of Base Salary	LTIP Incentive Target Opportunity
Kyle T. Larkin	244%	$2,200,000
Elizabeth L. Curtis	100%	$450,000
James A. Radich	120%	$600,000
Michael G. Tatusko	93%	$375,000
Brian R. Dowd	93%	$350,000
Jigisha Desai(1)	120%	$600,000

(1) Ms. Desai ceased to serve as an executive officer effective December 6, 2021. She remains eligible to receive a cash payment based on the actual performance of the LTIP TSR results for the applicable performance periods and prorated on the basis of the ratio of the number of whole months of her service during the applicable performance period to the total number of months in the applicable performance period.

Each Named Executive Officer’s target award is divided into two components – Performance Awards and Time-Based Service Awards. The table below reflects the weighting of the two components:

LTIP Components Weighting

Weighting
Performance Award	80%
Time-Based Service Award	20%
Total	100%

To emphasize and reward sustained long term performance, all Named Executive Officers participated in the 2021 LTIP. For awards granted after January 1, 2020, the Board of Directors approved the following changes to the LTIP for the benefit of the Company's Named Executive Officers and other executive officers:

●

In the event of a change in control, LTIP awards convert to RSUs, based on target or actual performance through the effective date of the change in control, depending on the timing of the change in control within the performance period, and such RSUs are subject to time-based vesting through the end of the performance period;

●	Double-trigger vesting of any converted RSUs, requiring both a change in control and termination of employment without cause or for good reason; and

●	Proration of LTIP awards on termination of employment due to death, disability or retirement based on actual performance through the end of the applicable performance period.

Performance Awards

The 2021 LTIP is focused on creating long term value for our shareholder’s benefit. The incentive is based on relative TSR over a 3-year performance period, is earned based on achievement of performance targets, and is settled in RSUs at the end of the period.

TSR performance is calculated based on Granite’s TSR rank relative to the 33 Russell 3000 companies, including Granite, in the Construction and Engineering or Construction Materials GICS Sub-Industry classification. The higher Granite’s overall performance ranking is, the greater the payout percentage. Pursuant to the terms of the LTIP, maximum payouts cannot exceed two times the target performance opportunity. However, the Compensation Committee has the ability to reduce the payout percentage for the performance period in its sole discretion. The TSR award calculation methodology will remove from the measurement group any comparator companies acquired during the performance period.

2021 - 2023 TSR Payout Curve

(Utilizes a Relative TSR Percentile Ranking System to determine payout as a percentage of Target.)

Relative TSR Percentile Rank	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

Total Shareholder Return Performance Calculation

Prior to the 2019 - 2021 performance period, TSR was calculated by dividing (i) the sum of the closing price on the last trading day of the performance period and all dividends and per-share cash equivalents paid during the performance period, by (ii) the closing price on the day before the first day of the performance period. Determination of the performance awards are calculated at the end of a three-year performance period. However, beginning with the 2019 - 2021 performance period, the Compensation Committee changed the calculation of TSR from the beginning/closing stock price to a 20-day trading day average to avoid potential unintended consequences of spot prices.

The following table contains the performance award and payout timing:

TSR Performance Period	Award Opportunity	Payout Timing (if award earned based on performance)
January 1, 2018 – December 31, 2020	0% – 200% of 2018 Performance Award	Q1 2021 - Completed
January 1, 2019 – December 31, 2021(1)	0% – 200% of 2019 Performance Award	Q1 2022 - Completed
January 1, 2020 – December 31, 2022(1)	0% – 200% of 2020 Performance Award	Q1 2023
January 1, 2021 – December 31, 2023(1)	0% – 200% of 2021 Performance Award	Q1 2024

(1) Pursuant to her separation arrangement, Ms. Desai will remain eligible to receive a payout under the LTIP based on actual results through the end of the applicable performance period and prorated for her service through December 31, 2021. This would include the awards for the 2019 – 2021, 2020 - 2022 and 2021 - 2023 performance periods of which there were no modifications to the performance terms.

Payouts for 2018 - 2020 Total Shareholder Return Awards Paid in 2021

There were no payouts for the 2018 - 2020 TSR performance period and this is reflected in the 2021 Summary Compensation and 2021 Grant Plan Based Award tables. TSR was calculated on Granite’s performance relative to the industry peer group of construction, engineering and construction materials used for benchmarking data in 2018.

The following are the 2018 - 2020 peer group companies and payout curve.

2018 - 2020 TSR Peer Group (12 companies, including Granite)
Aegion Corporation	Martin Marietta Materials, Inc.	Primoris Services Corporation	Tutor Perini Corporation
Dycom Industries, Inc.	MasTec, Inc.	Summit Materials Inc.	Vulcan Materials Company
EMCOR Group, Inc.	MYR Group, Inc.	Quanta Services, Inc.

2018 - 2020 TSR Payout Curve

(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

Granite’s three-year TSR performance as of December 31, 2020 for the performance period from January 1, 2018 through December 31, 2020 was below threshold resulting in no earnout. See “2018 - 2020 TSR Payout Curve” above.

Payouts for 2019 - 2021 Total Shareholder Return Awards Paid in 2022

TSR performance was calculated based on Granite’s TSR rank relative to the 30 Russell 3000 companies in the Construction and Engineering or Construction Materials GICS Sub-Industry classification for the three-year performance period beginning January 1, 2019 through December 31, 2021.Granite’s three-year TSR performance ranked at the 7th percentile which was below the threshold performance goal resulting in no earnout. See “2019 - 2021 TSR Payout Curve” below.

2019 - 2021 TSR Payout Curve

(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

Time-Based Service Awards

The Compensation Committee believes granting RSUs assists in maintaining competitive levels of compensation, encourages the continued retention of key management and aligns the interest of Named Executive Officers with that of the shareholders. Typically, time-based service awards vest in three equal annual installments beginning on the date of grant, subject to continued service.

2021 Time-Based Service Awards

Named Executive Officer	Time-Based Service Award(1)(2)	RSUs Awarded (1)(2)
Kyle T. Larkin	$1,439,992	35,577
Elizabeth L. Curtis	$89,995	2,209
James A. Radich	$119,979	2,945
Michael G. Tatusko	$74,962	1,840
Brian R. Dowd	$69,991	1,718
Jigisha Desai(3)	$119,979	2,945

(1) Following the approval of the Granite Construction Incorporated 2021 Equity Incentive Plan (the “2021 Equity Plan”) by shareholders, the 2021 time-based service awards were granted on June 2, 2021 based on a closing stock price of $40.74. These awards will vest in three annual installments beginning on March 14, 2022. Pursuant to the terms of the 2021 Equity Plan, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.

(2) In connection with his promotion to CEO, the Compensation Committee granted Mr. Larkin a $1,000,000 RSU award on June 3, 2021 based on a closing stock price of $40.36, equivalent to 24,777 RSUs. This RSU award will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to continued service.

(3) Ms. Desai ceased to serve as an executive officer effective December 6, 2021 and her unvested RSUs were forfeited upon separation.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award was made is determined to have been in error due to a restatement of a prior year's financial results, it is Granite's policy to either recover the amount overpaid or to offset the overpayment against future incentive compensation earned. This policy applies to AIP and LTIP awards. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2021. On April 14, 2022, the Company entered into a settlement in derivative litigation pending in the Delaware Court of Chancery that, should the settlement receive final approval of the Court and not be subject to termination under its terms, will provide for a $7.5 million payment to be made to the Company (less attorneys' fees and expenses awarded to plaintiffs' counsel) in exchange for release of claims against defendants (including the Company's former Chief Executive Officer and Chief Financial Officers) that were asserted or could have been asserted in the derivative litigation, which include, in addition to claims for breach of fiduciary duty, claims for restitution or disgorgement of compensation.

Stock Ownership Guidelines

Our Board of Directors has adopted Stock Ownership Guidelines to align the interests of Granite's Named Executive Officers with the interests of shareholders and to promote Granite's commitment to sound corporate governance. Named Executive Officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market standards. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. On June 1, 2021, the Compensation Committee amended the stock ownership guidelines to be better aligned with market and peer practices. The new stock ownership guidelines are as follows:

●	CEO: 5x annual base salary
●	President, COO, and CFO: 3x annual base salary
●	Other Named Executive Officers: 2x annual base salary

Shares that count toward the satisfaction of the guidelines include:

●	Shares owned outright by the Named Executive Officer or his or her immediate family members residing in the same household, whether held individually or jointly;
●	Any vested, unvested and deferred RSUs;
●	Shares held for the Named Executive Officer's account in the Granite Construction Incorporated Profit Sharing and 401(k) Plan (“401(k) Plan”); and
●	Shares held in trust for the benefit of the Named Executive Officer or his or her family.

Unvested or unexercised stock options and unearned performance-based equity awards do not count towards the guidelines. Until the applicable guideline has been satisfied, the Named Executive Officer is required to retain an amount equal to 50% of net shares received as a result of the vesting of RSUs through Granite's stock incentive plans. Share ownership is measured as of December 31 using the average stock price over the prior year.

As of December 31, 2021, Ms. Curtis and Messrs. Larkin, Radich, Tatusko and Dowd remain subject to the holding requirements.

Anti-Hedging Policy

The Company’s Insider Trading Policy, which applies to employees, officers and directors of the Company and their family members and affiliates, provides that such individuals are prohibited from engaging in hedging transactions involving the Company’s securities. For additional information, see “Information About the Board of Directors and Corporate Governance - Employee, Officer, and Director Hedging.”

Anti-Pledging Policy

In accordance with the Company’s Insider Trading Policy, a transaction in which a holder of a security of the Company uses that security as collateral for a loan or other extension of credit or a pledge is prohibited. This policy applies to employees, officers and directors of the Company and their family members and affiliates.

Non-Qualified Deferred Compensation

Granite offers its executive officers, Board of Directors, and other key executives, participation in the NQDC, which:

●	Allows executive officers to defer up to 50% of their base salary and up to 100% of their incentive compensation (cash and equity);
●	Allows non-employee directors to defer receipt of their annual cash retainer and RSU awards;
●

Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment;

●	Allows distribution options of in-service payments for executives and/or upon retirement or termination for all participants;
●	Includes a Rabbi Trust, which provides participants a measure of added security that benefit obligations will be satisfied; and
●

Includes an option under which eligible participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year's base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Flexible Bonus Policy

The Compensation Committee has the authority to award discretionary bonuses to employees of the Company. In 2013, our Compensation Committee determined that it would be beneficial to define and limit its authority to award discretionary bonuses and adopted the Flexible Bonus Policy pursuant to which employees of the Company, including our Named Executive Officers, are eligible to receive a discretionary bonus, which may be based on Company performance, individual performance or such other factors as our Compensation Committee may consider appropriate. In determining Company performance, our Compensation Committee may consider the achievement of corporate financial, strategic and operational objectives including, but not limited to, revenue, income, and backlog. In determining individual performance, our Compensation Committee may consider the achievement of personal objectives including, but not limited to, business targets, budgetary targets, succession planning, and safety targets. It is our intention that the discretionary bonuses be fixed and determinable as of year-end; this would require approval prior to year-end. The aggregate amount of any bonus or bonuses payable under the Flexible Bonus Policy to any one participant in any calendar year may not exceed $250,000. Our Compensation Committee believes that the flexible design of this policy is necessary to consider the effects of unanticipated events and circumstances on the Company’s business or on a participant’s performance.

In 2021, no discretionary bonuses were awarded under the Flexible Bonus Policy.

Other Compensation

The Named Executive Officers are eligible to participate in the 401(k) Plan. Granite provides matching contributions up to 6% of an employee’s gross pay at the discretion of the Board of Directors. Under the terms of a policy applicable to Ms. Desai, she was required to maintain a $5,000,000 personal umbrella liability insurance policy to provide coverage while conducting company business. Ms. Desai received a $1,417 per month vehicle allowance, which included the reimbursement for the personal umbrella liability insurance discussed above. Messrs. Larkin, Radich, Dowd and Tatusko and Ms. Curtis received a $1,000 per month vehicle allowance. Mr. Dowd also received $200 for participating in a sustainable energy vehicle program in his previously held position. Granite also offers a health and wellness program and provides employees rewards for participation. All employees with rewards for participation are grossed up for tax purposes. In 2021, pursuant to the plan terms provided to all participating employees, Ms. Curtis earned a reward with a total grossed-up value of $248 for a total net value of $175 and Mr. Dowd earned a reward with a total grossed-up value of $79 for a total net value of $50. Messrs. Tatusko and Dowd were reimbursed relocation costs for 2021: Mr. Dowd was reimbursed $62,986 and Mr. Tatusko was reimbursed $124,041. Although the company allows spousal travel on the Company aircraft, there is no aggregate incremental cost associated with spousal travel in 2021.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

In connection with its determination of the various elements of compensation for our executive officers, one factor the Compensation Committee considers is the impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation a publicly held company pays to certain covered executive officers to $1 million per executive officer per year.

While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, may also affect the deductibility of compensation. The Compensation Committee also considers the accounting treatment of the cash and equity awards that it grants under the cash and equity plans it maintains.

Change-in-Control Arrangements

All of our Named Executive Officers are participants in the Executive Retention and Severance Plan III (“ERSP III”) which provides additional payments and other benefits if the Named Executive Officer is terminated without cause or if the Named Executive Officer terminates employment for “good reason” (as defined further below) following a “change in control” (as defined further below).

On March 31, 2021 the Compensation Committee set the severance multiplier for all participants at 2x.

The ERSP III provides that if a participant’s employment with Granite is terminated by the Company within two years after a change in control of Granite other than for cause, or if the participant resigns from such employment within two years after a change in control of Granite for good reason, the participant would be entitled to the following benefits:

●	A lump sum payment equal to 2 times the participant’s annual base salary rate in effect immediately prior to the participant’s termination;
●

A lump sum payment equal to 2 times the average of the aggregate of all annual incentive bonuses earned by the participant for the three fiscal years immediately preceding the fiscal year of the change in control;

●

A lump sum payment equal to 2 times the average of the aggregate annual employer contribution (the “employer contribution”), made on behalf of the participant for the three fiscal years preceding the fiscal year of the change in control to the 401(k) Plan, and any other retirement plan in effect immediately prior to the change in control;

●

A lump sum payment equal to 2 times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

●

Accelerated vesting of equity awards in accordance with the provisions contained in the equity incentive plans (double trigger) (If an equity award is performance-based and a change-in-control occurs in the first year of the performance period, the equity awards will be paid out at target, and if it occurs in the second or third year of the performance period, the equity award will be paid out at actual performance through the change-in-control date); and

●

Insurance and reasonable professional outplacement services for the participant until the earlier of two years following the date of termination or the date on which the participant obtains employment.

Payments made to the terminated participant do not include tax gross-ups and are capped. The amount of the payment will not exceed and will be reduced if required in order not to exceed the “safe harbor” amount allowable under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant. The ERSP III includes a non-disparagement provision in favor of the Company.

Change in control and good reason have the following meanings under the ERSP III:

●

A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain more than 50% of our voting stock or the voting stock in the surviving entity; (ii) the sale or disposition of all or substantially all of our assets to a corporation (other than to one or more subsidiaries of Granite); (iii) the acquisition by affiliated persons of more than 30% of our voting stock; or (iv) a change in the composition of our Board of Directors in any consecutive 12-month period as a result of which fewer than a majority of the directors are “incumbent directors;” and

●

“Good reason” means (i) a material diminution in the participant's authority, duties or responsibilities, causing the participant's position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the participant's base salary rate (except as part of a broad-based reduction plan applicable to substantially all Company group employees); (iii) a geographical relocation of the participant's principal office location by more than 30 miles (one way); or (iv) any material breach of the ERSP III by Granite with respect to the participant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Members of the Compensation Committee:

David C. Darnell, Chair	Molly C. Campbell	Laura M. Mullen
	Celeste B. Mastin	Gaddi H. Vasquez

This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

2021

The following table summarizes, for the fiscal years specified, the compensation for our President and CEO, our CFO, and other Named Executive Officers.

Named Executive Officer and Position as of December 31, 2021	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kyle T. Larkin	2021	$854,615	-	$1,439,992	$0	$68,972	$2,363,579
President and CEO	2020	$584,615	-	$260,010	-	$59,920	$904,545
	2019	$425,000	-	$90,005	$116,567	$47,663	$679,235
Elizabeth L. Curtis	2021	$437,500	-	$89,995	$0	$47,072	$574,567
Executive Vice President
and CFO

James A. Radich	2021	$500,000	-	$119,979	$0	$45,359	$665,338
Executive Vice President	2020	$381,058	-	$69,998	$240,260	$48,243	$739,559
and COO
Michael G. Tatusko	2021	$400,000	-	$74,962	$254,748	$173,958	$903,668
Senior Vice President	2020	$375,000	-	$69,998	$121,622	$50,012	$616,632
and Mountain Group Manager
Brian R. Dowd	2021	$375,000	-	$69,991	$100,649	$112,014	$657,654
Senior Vice President
and California Group Manager
Jigisha Desai	2021	$482,692	-	$119,979	$0	$862,594	$1,465,265
Former Executive Vice President and	2020	$500,000	-	$120,000	-	$63,399	$683,399
Chief Strategy Officer	2019	$475,000	$100,000	$264,996	-	$59,800	$899,796
(Former Principal Financial Officer)

(1) The awards in column (e) reflect the grant date fair value of stock awards granted pursuant to the time-based service award feature of the LTIP and the Performance Award feature of the LTIP. For a detailed explanation, regarding RSUs granted during 2021 to the Named Executive Officers, please refer to the Grants of Plan-Based Awards table. The grant date fair value is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on the market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 17 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021. For a detailed explanation, please refer to the “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation.”

(2) The amounts in column (f) reflect the cash awards earned for performance in 2021 and paid in March 2022. For a detailed explanation of cash awards for performance in 2021, please refer to “Compensation Discussion & Analysis – Compensation Elements – Annual Incentive Compensation.”

(3) Please refer to the All Other Compensation Table below for details with respect to all other compensation.

All Other Compensation Table

2021

Named Executive Officer	401(k) Match(1)	Dividends(2)	Vehicle Allowances(3)	Insurance(4)	Other(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Kyle T. Larkin	$17,400	$21,592	$12,000	$17,980	-	$68,972
Elizabeth L. Curtis	$17,400	$1,850	$11,000	$16,574	$248	$47,072
James A. Radich	$17,400	-	$12,000	$15,959	-	$45,359
Michael G. Tatusko	$17,400	$2,807	$12,000	$17,710	$124,041	$173,958
Brian R. Dowd	$17,400	$1,557	$12,200	$17,792	$63,065	$112,014
Jigisha Desai(6)	$17,400	$10,802	$17,004	$19,580	$797,808	$862,594

(1) The amounts in column (b) reflect the company matching contribution, not to exceed 6% on compensation deferred into the 401(k) Plan.
(2) The amounts in column (c) reflect RSU dividend equivalent units.

(3) The amounts in column (d) reflect the vehicle allowances provided to the Named Executive Officers. Mr. Dowd received $200 for participating in a sustainable energy vehicle program. Ms. Curtis began receiving a vehicle allowance following her promotion on January 26, 2021.

(4) The amounts in column (e) reflect the company expense for medical, dental, vision, life, short and long-term disability insurance, Accidental Death & Dismemberment, Executive Liability Insurance, and Employee Assistance Program.

(5) The amounts in column (f) include: (i) Ms. Curtis’s health and wellness program reward with a total grossed-up value of $248 (a total net value of $175); (ii) Mr. Tatusko’s relocation expenses of $124,041, (iii) Mr. Dowd’s relocation of $62,986 and health and wellness program reward with a total grossed-up value of $79 (a total net value of $50); and (iv) Ms. Desai’s payments equal to (1) $38,461 for unused accrued vacation, (2) $29,747 for a payment equal to 18 months of COBRA premiums, and (3) $729,600 for severance pursuant to the terms of her separation and transition agreement.

(6) Ms. Desai ceased to serve as an executive officer effective December 6, 2021.

Grants of Plan-Based Awards Table

2021

The following table provides additional information about incentive plan awards and other equity awards granted to our Named Executive Officers during the year ended December 31, 2021.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Named Executive Officer	Committee Approval Date	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares or Stock Units		Grant Date Fair Value of Stock Awards(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)
	Kyle T. Larkin		$429,041	$858,082	$1,716,164	-	-	-	-		-
			-	-	-	$880,000	$1,760,000	$3,520,000	-		-
	06/02/21	06/02/21	-	-	-	-	-	-	10,800	(4)	$439,992
	06/01/21	06/03/21	-	-	-	-	-	-	24,777	(5)	$1,000,000
	Elizabeth L. Curtis		$168,750	$337,500	$675,000	-	-	-	-		-
			-	-	-	$180,000	$360,000	$720,000	-		-
	06/02/21	06/02/21	-	-	-	-	-	-	2,209	(4)	$89,995
	James A. Radich		$200,000	$400,000	$800,000	-	-	-	-		-
			-	-	-	$240,000	$480,000	$960,000	-		-
	06/02/21	06/02/21	-	-	-	-	-	-	2,945	(4)	$119,979
	Michael G. Tatusko		$130,000	$260,000	$520,000	-	-	-	-		-
			-	-	-	$150,000	$300,000	$600,000	-		-
	06/02/21	06/02/21	-	-	-	-	-	-	1,840	(4)	$74,962
	Brian R Dowd		$121,875	$243,750	$487,500	-	-	-	-		-
			-	-	-	$140,000	$280,000	$560,000	-		-
	06/02/21	06/02/21	-	-	-	-	-	-	1,718	(4)	$69,991
	Jigisha Desai(6)		$200,000	$400,000	$800,000	-	-	-	-		-
			-	-	-	$240,000	$480,000	$960,000	-		-
	06/02/21	06/02/21	-	-	-	-	-	-	2,945	(4)	$119,979

(1) Amounts in columns (d) through (f) reflect threshold, target and maximum incentives, as applicable (subject to rounding), under the 2021 AIP. For a detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2021 AIP, please refer to “Compensation Discussion and Analysis — Compensation Elements — 2021 Annual Incentive Compensation,” 2021 AIP Performance Measures and Results and the 2021 Summary Compensation Table.

(2) Amounts in columns (g) through (i) reflect the threshold, target and maximum award amounts applicable to the performance based (TSR) component of our 2021 LTIP. Each of our Named Executive Officers has the ability to earn from 0% to 200% of the TSR component of the LTIP target opportunity. Any payouts under the LTIP are made in the form of RSUs. Payouts on the TSR component of the LTIP are made after the end of the performance period.

(3) Amounts in column (k) reflect RSU awards granted on June 2, 2021 and June 3, 2021. The grant date fair market value was calculated by multiplying the number of RSUs awarded by the closing price of our common stock on the date of the grant, $40.74 for June 2, 2021 and $40.36 for June 3, 2021.

(4) The RSUs granted on June 2, 2021 reflect the time-based service awards granted under the LTIP. The number of RSUs granted for the time-based service award was calculated by dividing the time-based service award by the closing price of our common stock of $40.74 on the date of the grant. The granted time-based service award RSUs vest in three equal annual installments beginning on March 14, 2022, subject to continued service; unless retirement eligibility per the 2021 Equity Plan is met, in which case vesting is accelerated. The holders of RSUs are entitled to receive dividend equivalent units in lieu of cash dividends declared by the Board of Directors on the outstanding common stock of the Company.

(5) The RSUs granted on June 3, 2021 reflect an award to Mr. Larkin which was approved by the Compensation Committee in connection with his promotion. The number of RSUs granted was determined by dividing $1,000,000 by $40.36, the fair market value of the Company’s common stock on the date of grant and rounded to the nearest share. These RSUs will ratably vest over three years beginning on June 3, 2022, subject to continued service. The holders of RSUs are entitled to receive dividend equivalent units in lieu of cash dividends declared by the Board of Directors on the outstanding common stock of the Company.

(6) Ms. Desai ceased to serve as an executive officer effective December 6, 2021 and her unvested RSUs were forfeited upon separation.

Outstanding Equity Awards at Fiscal Year-End Table

2021

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2021.

	Stock Awards
Named Executive Officer	Number of Shares or RSUs That Have Not Vested(1)(2)	Market Value of Shares or RSUs That Have Not Vested(3)
(a)	(b)	(c)
Kyle T. Larkin	50,632	$1,959,458
Elizabeth L. Curtis	3,999	$154,761
James A. Radich(4)	0	$0
Michael G. Tatusko	5,886	$227,788
Brian R. Dowd	3,439	$133,089
Jigisha Desai(5)	-	-

(1) Upon death, disability, or achieving retirement eligibility, all equity awards of a Named Executive Officer would vest immediately.

(2) Vesting dates for each outstanding RSU awards for the Named Executive Officers is set forth in the table below.

(3) The amounts shown in column (c) are based on the December 31, 2021 closing price of the Company’s common stock of $38.70.

(4) Pursuant to the 2021 Equity Plan, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.

(5) Ms. Desai ceased to serve as an executive officer effective December 6, 2021 and her unvested RSUs were forfeited upon separation.

Vesting Dates for Each Outstanding RSU Awards for the Named Executive Officers

		Number of RSUs Underlying Vesting Awards Vesting Date
Named Executive Officer	Award Type	3/13/2022	3/14/2022	6/3/2022	12/3/2022	12/9/2022	3/13/2023	3/14/2023	6/3/2023	3/14/2024	6/3/2024
Kyle T. Larkin	RSU	7,048	4,295	8,284	-	-	7,095	3,611	8,285	3,647	8,367
Elizabeth L. Curtis	RSU	521	1,364	-	-	103	526	738	-	747	-
James A. Radich(1)	RSU	-	-	-	-	-	-	-	-	-	-
Michael G. Tatusko	RSU	1,897	843	-	-	-	1,910	615	-	621	-
Brian R. Dowd	RSU	751	777	-	-	-	756	574	-	581	-
Jigisha Desai(2)	RSU	-	-	-	-	-	-	-	-	-	-

(1) Pursuant to the terms of the 2021 Equity Plan, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.

(2) Ms. Desai ceased to serve as an executive officer effective December 6, 2021 and her unvested RSUs were forfeited upon separation.

Stock Vested Table

2021

The following table summarizes the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2021 and the value realized before payment of any applicable withholding tax and broker commissions.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(1)
(a)	(b)	(c)
Kyle T. Larkin	8,196	$331,766
Elizabeth L. Curtis	1,350	$54,183
James A. Radich	9,326	$325,206
Michael G. Tatusko	2,276	$92,140
Brian R. Dowd	1,097	$44,395
Jigisha Desai(2)	6,064	$243,339

(1) The amounts in column (c) are based on the fair market value of our common stock on the applicable vesting date.

(2) Ms. Desai participated in Granite's NQDC and deferred 100% of her RSU awards upon vesting. For further details of what was vested and deferred, please refer to the Nonqualified Deferred Compensation Table. She ceased to serve as an executive officer effective December 6, 2021.

Nonqualified Deferred Compensation Table

2021

The following table summarizes our Named Executive Officers' compensation under our NQDC plan for the year ended December 31, 2021, which is also reflected in the Summary Compensation Table.

Named Executive Officer	Executive Contribution in Last Fiscal Year(1)(2)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at Last Fiscal Year End(5)
(a)	(b)	(c)	(d)	(e)	(f)
Kyle T. Larkin(6)	n/a	n/a	n/a	n/a	n/a
Elizabeth L. Curtis	$21,875	-	$7,061	-	$64,931
James A. Radich	-	-	$21,679	($60,071)	$141,936
Michael G. Tatusko(6)	n/a	n/a	n/a	n/a	n/a
Brian R. Dowd	$81,484	-	$47,456	-	$302,058
Jigisha Desai(7)	$315,234	-	$786,717	-	$5,004,774

(1) The NQDC plan allows Named Executive Officers to defer base salary and incentive compensation, which includes equity and cash awards. Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. The distribution may consist of in-service distributions while they are actively employed or a future retirement election. A distribution election is irrevocable on the first day of each plan year. For a detailed explanation of the NQDC, please refer to “Compensation Discussion and Analysis — Non-Qualified Deferred Compensation”.

(2) The amounts in column (b) include; (i) Ms. Curtis’ base salary deferral of $21,875; (ii) Ms. Desai’s base salary deferral of $202,730, 33% or $8,258 of her time-based service award granted on March 14, 2018 and vested on March 14, 2021, 33% or $27,405 of her time-based service award granted on March 14, 2019 and vested on March 14, 2021, 33% or $22,831 of her performance award granted on March 14, 2019 and vested on March 14, 2021, and 33% or $54,010 of her performance award granted on December 3, 2019 and vested on December 3, 2021; (iii) Prior to his appointment to serve as an executive officer, Mr. Radich participated in the NQDC Plan, however he elected not to participate in 2021; and (iv) Mr. Dowd’s deferral of 50% or $81,484 of his 2020 cash bonus performance award paid in April 2021. The base salary deferral reported in this column (b) is included within the amount reported as salary for that officer in the 2021 Summary Compensation Table. The performance award deferral reported in this column (b) is included within the amount reported as stock awards for that officer in the 2021 Summary Compensation Table.

(3) The amounts in column (d) do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table as above market or preferential earnings.

(4) Pursuant to the terms of the NQDC Plan, and in accordance with his previous in-service account elections, Mr. Radich received a cash distribution of $60,071.

(5) Amounts reported in this column (f) for each Named Executive Officer include amounts previously reported in the Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive compensation.

(6) Messrs. Larkin and Tatusko elected to not participate in the NQDC Plan in 2021.
(7) Ms. Desai ceased to serve as an executive officer effective December 6, 2021.

Potential Payments Upon Termination or Change-in-Control

Except in the case of a change-in-control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers in connection with a termination of their employment. Under the terms of Granite’s equity plans and award agreements, upon death or disability, or becoming retirement eligible, all equity awards of a Named Executive Officer would vest immediately. The amount of equity awards that would vest upon each Named Executive Officer's death, disability, or retirement eligibility (if eligibility was met as of December 31, 2021) is set forth in column (e) below. Under the Company’s ERSP III, each Named Executive Officer is subject to a two-year non-solicitation requirement, and a non-disparagement requirement following termination of employment.

The following table sets forth an example of the potential payments and benefits under Granite's compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon a termination of employment without cause or for “good reason” as defined in “Change-in-Control Arrangements” within two years following a change-in-control of Granite.

Ms. Desai was no longer eligible to receive this benefit under her separation and transition agreement. For a detailed explanation, please see further below.

The amounts set forth in the following table are based on the assumption that such termination event occurred on the last business day of fiscal year 2021.

Named Executive Officer	Cash Severance Payment(1)	Insurance Benefits(2)	Other Compensation(3)	Accelerated Equity Awards(4)	Total	Section 280G Safe Harbor Provision(5)	Adjusted Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kyle T. Larkin	$2,101,587	$35,622	$33,600	$4,610,988	$6,781,797	-	$6,781,797
Elizbeth L. Curtis	$1,013,985	$30,086	$29,934	$585,685	$1,659,690	($203,209)	$1,456,481
James A. Radich	$1,473,549	$30,314	$33,600	$812,893	$2,350,356	($640,427)	$1,709,929
Michael G. Tatusko	$1,260,999	$34,414	$33,600	$825,200	$2,154,213	($225,930)	$1,928,283
Brian R. Dowd	$1,113,529	$37,044	$33,220	$468,270	$1,652,063	-	$1,652,063

(1) The amount in column (b) for Ms. Curtis, Messrs. Larkin, Radich, Tatusko and Dowd reflect a lump sum payment equal to (i) two times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change-in-control plus (ii) two times the annual base salary rate in effect immediately prior to the termination. For a detailed explanation, please refer to “Change-in-Control Agreements.”

(2) The amount in column (c) for Ms. Curtis, Messrs. Larkin, Radich, Tatusko and Dowd reflect a lump sum payment equal to two times the average annual cost to Granite of the Named Executive Officer's group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination. For a detailed explanation, please refer to “Change-in-Control Agreements.”

(3) The amount in column (d) for Ms. Curtis, Messrs. Larkin, Radich, Tatusko and Dowd reflect a lump sum payment equal to two times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. For a detailed explanation, please refer to “Change-in-Control Agreements.”

(4) Under the terms of Granite’s equity plans, in the event of a change-in-control, if the acquiring person does not assume or replace outstanding equity awards, all non-exercisable, unvested or unpaid portions of the outstanding equity awards would become immediately exercisable and fully vested. If an equity award is performance-based and a change-in-control occurs in the first year of the performance period, the equity awards will be paid out at target, and if it occurs in the second or third year of the performance period, the equity award will be paid out at actual performance through the change-in-control date. The amounts in column (e) reflect the outstanding equity awards valued at the December 31, 2021 closing price of our common stock of $38.70. Pursuant to the terms of Granite’s equity plans, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.

(5) Payments under the Executive Retention and Severance Plan are subject to reduction to the extent necessary not to exceed the “safe harbor” amount under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

Separation and Transition Agreement with Ms. Desai

As previously disclosed, on November 14, 2021, Ms. Desai and Granite entered into a Separation and Transition Agreement (the “Separation Agreement”). Pursuant to this Agreement, Ms. Desai: (1) remained an employee of Granite and continued to serve as Executive Vice President and Chief Strategy Officer through December 6, 2021 (the “Separation Date”) and until the Separation Date, continued to receive her annual base salary at the rate in effect immediately prior to entering into the Agreement, (2) resigned as Executive Vice President and Chief Strategy Officer and ceased to be an employee of Granite as of the Separation Date, (3) received a one-time lump sum payment of $729,600, (4) remained eligible to receive her 2021 AIP award based on actual results, (5) remained eligible to receive a payout under her LTIP awards based on actual results through the end of the applicable performance period and pro-rated for her service through the Separation Date, payable in cash, (6) received a payment equal to 18 months of COBRA premiums and (7) received 90 days of executive transition support services. The Agreement also contained customary non-disparagement, cooperation and general release and waiver provisions.

DIRECTOR COMPENSATION

Stock Ownership

All non-employee directors are required to own and maintain three times their Annual Board of Directors Cash Retainer in Granite common stock within five years after joining the Board of Directors. As of December 31, 2021, all non-employee directors, except one, who are out of the transition period have met the required level. For additional information, please refer to “Stock Ownership Guidelines.”

Cash and Equity Compensation Policy

Every other year the compensation consultant conducts a comprehensive review of the Board of Director’s compensation program. The compensation consultant may recommend changes to the cash and equity based on benchmarking comparisons or broader market best practices.

Granite's non-employee directors receive annual cash retainers and equity grants as set forth in the table below. Key highlights of the director compensation program are as follows:

●	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;
●	The Chairman of the Board's retainer is inclusive of all Committee retainers; and
●

Directors, other than the Chairman of the Board, receive an annual grant of RSUs valued at $110,000 on the date of grant. The Chairman of the Board receives an annual grant of RSUs equal to $175,000 in value on the date of grant. All RSUs vest in full on the first anniversary of the date of grant. A Director may elect to defer receipt of shares until after the end his or her service to the Board of Directors.

Annual Cash Board Retainers
Member	$90,000
Chairman of the Board	$175,000

Annual Cash Committee Service Retainers
Audit/Compliance Non-Chair Member	$10,000
Audit/Compliance Chair	$20,000
Nominating and Corporate Governance Non-Chair Member	$7,500
Nominating and Corporate Governance Chair	$15,000
Compensation Non-Chair Member	$8,500
Compensation Chair	$17,000
Risk Committee Non-Chair Member	$7,500
Risk Committee Chair Member	$15,000

Annual Equity Grants
Member	$110,000	RSUs
Chairman of the Board	$175,000	RSUs

Director Compensation Table

2021

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2021.

Director	Fees Earned or Paid in Cash(1)	Stock Award(2)	All Other Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)
Claes G. Bjork(4)	$258,121	-	$10,873	$268,994
Louis E. Caldera	$60,554	$109,699	$1,066	$171,319
Molly C. Campbell(4)	$86,800	$225,785	$1,066	$313,651
David C. Darnell(4)	$117,000	$225,785	$1,066	$343,851
Patricia D. Galloway(4)	$114,445	$225,785	$4,612	$344,842
David H. Kelsey(4)	$117,500	$225,785	$12,084	$355,369
Alan P. Krusi(4)	$113,048	$225,785	$1,066	$339,899
Jeffrey J. Lyash(4)	$107,500	$225,785	$1,066	$334,351
Celeste B. Mastin(4)	$106,000	$225,785	$1,066	$332,851
Michael F. McNally(4)	$149,433	$290,785	$6,338	$446,556
Laura M. Mullen	$62,573	$109,699	$1,066	$173,338
Gaddi H. Vasquez(4)	$106,000	$225,785	$11,124	$342,909

(1) The amounts in column (b) reflect the annual cash retainer paid to non-employee directors for the year ended December 31, 2021. In 2021, each non-employee director was paid an annual retainer as a member of the Board of Directors and additional retainers for service as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid. The annual cash retainers for Mr. Caldera and Ms. Mullen’s were prorated to reflect their appointment to the Board of Directors effective June 3, 2021. Additionally, Mr. Bjork received cash in lieu of the 2020 Chairman of the Board Service Award that we did not grant in 2020 in the amount of $184,166, which includes his yearly fee along with the value of missed DEUs related to the delayed Service Award.

(2) The amounts in column (c) reflect the grant date fair value of the 2020 and 2021 restricted stock units (“RSUs”) awards. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. On June 2, 2021, Dr. Galloway, Mses. Campbell and Mastin and Messrs. Darnell, Kelsey, Krusi, Lyash and Vasquez received an annual grant of 2,842 RSUs, which includes the value of missed DEUs, with a grant date fair value of $40.74 per share, as we did not make an annual equity grant to our non-employee directors in 2020 (the “2020 Awards”). On June 3, 2021, Dr. Galloway, Mses. Campbell and Mastin and Messrs. Darnell, Kelsey, Krusi, Lyash and Vasquez received an annual grant of 2,725 RSUs with a grant date fair value of $40.36 per share. As Chairman of the Board, Mr. McNally received a grant of 4,335 RSUs with a grant date fair value of $40.36 per share. On June 4, 2021, Mr. Caldera and Ms. Mullen received a prorated annual grant of 2,726 RSUs with a grant date fair value of $40.24 per share. Other than the 2020 Awards, which vested upon grant, the other RSUs granted to the non-employee directors vest on May 20, 2022. As of December 31, 2021: Mr. Bjork had an outstanding balance of 30,421 deferred units; Mr. Caldera had an outstanding balance of 2,743 RSUs; Ms. Campbell had an outstanding balance of 2,742 RSUs; Mr. Darnell had an outstanding balance of 2,742 RSUs; Dr. Galloway had an outstanding balance of 7,564 deferred units and 2,742 RSUs; Mr. Kelsey had an outstanding balance of 23,947 deferred units and 2,742 RSUs; Mr. Krusi had an outstanding balance of 2,742 RSUs; Mr. Lyash had an outstanding balance of 2,742 RSUs; Ms. Mastin had an outstanding balance of 2,742 RSUs; Mr. McNally had an outstanding balance of 9,683 deferred units and 4,362 RSUs; Ms. Mullen had an outstanding balance of 2,743 RSUs; and Mr. Vasquez had an outstanding balance of 20,148 deferred units and 2,742 RSUs.

(3) The amounts in column (d) include the cash value of dividend equivalents from deferred units and RSUs prior to vesting.

(4) Ms. Campbell deferred 20% of her annual cash retainers into the NQDC Plan. Dr. Galloway, Ms. Mastin and Messrs. Bjork, Darnell, Kelsey, Krusi, Lyash, McNally, and Vasquez elected not to participate in the deferral of their annual cash retainers into the NQDC Plan in 2021. Mr. Caldera and Ms. Mullen were not eligible to participate in the NQDC. For a detailed explanation of the NQDC Plan, please refer to “Non-Qualified Deferred Compensation.”

(5) Mr. Bjork retired from the Board of Directors effective June 2, 2021. Board of Directors fees were prorated according to his retirement date.

PAY RATIO DISCLOSURE

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires we disclose the ratio of our CEO's total annual compensation to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than our CEO.

To determine our median employee (excluding the CEO), we made a direct determination from our total employee population. Using a consistently applied compensation measure, which included base pay, overtime, and short-term incentives, we ranked our employees from the highest paid to the lowest paid. We selected a determination date of November 27, 2019. In 2019 we reasonably determined that the employee at the midpoint had anomalous characteristics; therefore, we selected a substitute employee near the median with substantially similar compensation (using our consistently applied compensation measure) to the originally identified employee. Our employee population of 9,186 U.S and Non-U.S. salary and hourly employees was evaluated as of November 27, 2019 and based on compensation paid from January 1, 2019 through November 27, 2019.  Where allowed under the Dodd-Frank Act, we annualized compensation through November 27, 2019 for employees hired in 2019 to determine our median employee. As permitted by SEC rules under the de minimis exception, we excluded approximately 250 employees located in Brazil and approximately 80 employees located in Canada, who, in aggregate represent less than 5% of our total employee population. As a result of these exclusions, the employee population used to identify our median employee was comprised of 8,856 individuals. Payments not made in U.S. dollars were converted to U.S. dollars using a 12-month average exchange rate for the year. SEC rules provide that we may use the same median employee for three years before identifying a new median employee provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We do not believe that there has been a change to our employee population or our employee compensation arrangements that would result in a significant change to our pay ratio disclosure and as a result have used the same median employee as in the prior year.

Based on the above determination, the total annual compensation of our median employee (excluding the CEO) (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) was $72,344. Our CEO's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and as reported in the Summary Compensation Table) was $2,363,633. The resulting ratio was 33:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.

The Dodd-Frank Act rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Our pay ratio is not an element that the Compensation Committee considers in setting the compensation of our CEO, nor is our CEO’s compensation a material element that management considers in making compensation decisions for non-officer employees. However, the compensation of our employees is periodically reviewed to ensure alignment with our compensation philosophy of paying at the market median.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information as of December 31, 2021 regarding stock authorized for issuance under the 1999, 2012, and 2021 Equity Incentive Plan and the Employee Stock Purchase Plan:

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)(1)	(b)(2)	(c)(3)
Equity Compensation Plans Approved by Shareholders	550,754	-	4,299,365
Equity Compensation Plans Not Approved by Shareholders	-	-	-

Total	550,754	-	4,299,365

(1) Reflects RSUs covering 550,754 shares of common stock. The Employee Stock Purchase Plan enables employees to purchase our common stock at a 5% discount on the market value of the last day of the six-month offering period. As such, the number of shares that may be issued during an offering period and the purchase price of such shares cannot be determined in advance.

(2) Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only. As of December 31, 2021, no stock options were outstanding.

(3) Includes 2,321,541 shares under the 2021 Equity Incentive Plan and 1,977,824 shares under the Employee Stock Purchase Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite's independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite's bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Granite and our shareholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and December 31, 2020 were:

	2021	2020
Audit Fees(1)	$3,905,001	$12,263,057
Audit-Related Fees(2)	$15,000	$0
All Other Fees(3)	$900	$8,000
Total	$3,920,901	$12,271,057

(1) Audit Fees paid in 2020 and 2021 were for professional services rendered for the audits of Granite's consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, quarterly financial reviews and audit related expenses.

(2) Audit-Related Fees paid in 2021 were related to an S-8 filing.

(3) All Other Fees include disclosure checklist and benchmarking services paid in 2020 and the disclosure checklist in 2021.

Audit/Compliance Committee Pre-Approval Policies and Procedures

The Audit/Compliance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2021, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP's provision of such non-audit services is compatible with maintaining their independence.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite's accounting and financial reporting principles and policies, including the internal audit function, (2) Granite's system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite's financial statements, (4) the qualifications and independence of Granite's independent registered public accounting firm, (5) Granite's compliance with legal and regulatory requirements, and (6) Granite's Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed Annual Report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.

The Audit/Compliance Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite's audited financial statements with generally accepted accounting principles, its judgments as to the quality of Granite's accounting principles, the clarity of disclosures in the financial statements and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and SEC. In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor's independence from Granite and its management, and received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit/Compliance Committee concerting independence.

The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite's internal controls, including internal control over financial reporting, and the overall quality of Granite's financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite's quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the CEO and the CFO to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite's Board of Directors that Granite's audited financial statements be included in Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	Molly C. Campbell	Alan P. Krusi	Laura M. Mullen
	David C. Darnell	Jeffrey J. Lyash

This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

Transactions with Related Persons

Granite's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee's review and approval or ratification of any related party transaction (as defined in the policy) in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee's approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction may only be entered into subject to the Audit/Compliance Committee's later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved: (i) employment of an executive officer if (a) the executive officer's compensation is required to be reported in Granite's proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer's compensation would be reported in Granite's proxy statement if the executive officer were a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite's proxy statement; (iii) any transaction with another company at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.

In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.

No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

STOCK OWNERSHIP OF BENEFICIAL OWNERS AND CERTAIN MANAGEMENT

The following table provides information regarding the ownership of our common stock as of February 28, 2022 by each person known to us to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our Named Executive Officers, and all of our current directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage (%) of Common Stock Outstanding(2)
BlackRock, Inc.(3)	7,493,791	16.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(4)	5,063,425	11.0%
100 Vanguard Blvd.
Malvern, PA 19355
Fuller & Thaler Asset Management, Inc.(5)	2,906,950	6.3%
411 Borel Avenue, Suite 300
San Mateo, CA 94402
FMR LLC(6)	2,400,819	5.2%
245 Summer Street
Boston, MA 02210
Dimensional Fund Advisors LP(7)	2,343,044	5.1%
6300 Bee Cave Road
Building One
Austin, TX 78746
Louis E. Caldera	0	*
Molly Campbell	5,493	*
David C. Darnell	9,990	*
Patricia D. Galloway	3,215	*
David H. Kelsey	13,372	*
Jeffrey J. Lyash	7,375	*
Celeste B. Mastin	9,990	*
Michael F. McNally	3,198	*
Laura M. Mullen	0	*
Alan Krusi	7,419	*
Gaddi H. Vasquez(8)	2,613	*
Kyle Larkin(9)	22,723	*
Elizabeth L. Curtis(10)	8,414	*
James A. Radich	7,872	*
Michael Tatusko(11)	10,219	*
Brian R. Dowd(12)	7,912	*
Jigisha Desai(13)	35,716	*
All Executive Officers and Directors as a Group	206,617	*
(19 Persons)(8-13)

* Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Such shares do not include the individuals’ NQDC shares, if any. Further, except as otherwise provided in the table above, the address of the persons named in the table is: 585 West Beach Street, Watsonville, California 95076.

(2) Calculated on the basis of 45,876,083 shares of common stock issued and outstanding as of February 28, 2022. For all executive officers and directors as a group the percentage is calculated on the basis of the number of shares of common stock issued and outstanding as of February 28, 2022 and includes 21,888 shares of common stock issuable upon the vesting of equity awards within 60 days after February 28, 2022.

(3) Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is 7,493,791 as of December 31, 2021 and (ii) BlackRock has sole voting power with respect to 7,345,708 shares and sole dispositive power with respect to 7,493,791 shares.

(4) Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC (i) the number of shares beneficially owned is 5,063,425 as of December 31, 2021 and (ii) Vanguard has shared voting power with respect to 41,288 shares, sole dispositive power with respect to 4,979,672 shares and shared dispositive power with respect to 83,753 shares.

(5) Based on a Schedule 13G/A filed by Fuller & Thaler Asset Management, Inc. (“FT”) with the SEC (i) the number of shares beneficially owned is 2,906,950 as of December 31, 2021 and (ii) FT has sole voting power with respect to 2,843,636 shares and sole dispositive power with respect to 2,906,950 shares. (6) Based on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson with the SEC (i) the number of shares beneficially owned by FMR LLC and Ms. Johnson is 2,400,819 as of December 31, 2021, (ii) FMR LLC has sole voting power with respect to 236,076 shares and sole dispositive power with respect to 2,400,819 shares and (iii) Ms. Johnson has sole dispositive power with respect to 2,400,819 shares.

(7) Based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC (i) the number of shares beneficially owned is 2,343,044 as of December 31, 2021 and (ii) Dimensional has sole voting power with respect to 2,285,322 shares and sole dispositive power with respect to all 2,343,044 shares.

(8) The shares of common stock are held in trust as to which Mr. Vasquez and his spouse share voting and dispositive power.

(9) Includes 11,416 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2022. (10) Includes 1,896 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2022.

(11) Includes 5,356 shares of common stock owned by the ESOP but allocated to Mr. Tatusko’s account as of February 28, 2022 and 2,756 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2022. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Tatusko is currently eligible to make withdrawals of his ESOP shares.

(12) Includes 5,269 shares of common stock owned by the ESOP but allocated to Mr. Dowd’s account as of February 28, 2022 and 1,538 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2022. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Dowd is currently eligible to make withdrawals of his ESOP shares.

(13) Includes 4,568 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Ms. Desai’s account as of February 28, 2022, 1,000 shares owned by her spouse and 26,052 shares held in trust as to which Ms. Desai and her spouse share voting and dispositive power. Ms. Desai is eligible to make withdrawals of her ESOP shares.

VOTING INFORMATION

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the Annual Meeting and can vote if you were a shareholder of record of Granite's common stock as of the close of business on April 12, 2022. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 12, 2022, there were 45,364,428 shares of common stock issued and outstanding.

How Do I Vote and What Is the Deadline for Voting My Shares?

Shareholders, other than 401(k) Participants, can vote in person at the Annual Meeting or can vote by proxy in the following three ways:

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By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Time, on June 8, 2022;

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By telephone: In the United States and Canada you can vote by telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Time, on June 8, 2022; or

●

By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Time, on June 8, 2022.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

401(k) Participants have the option to vote by proxy in the following three ways:

●

By Internet: You can vote by Internet by following the instructions on your proxy card or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Time, on June 7, 2022;

●

By telephone: In the United States and Canada you can vote by telephone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Time, on June 7, 2022; or

●

By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Time, on June 7, 2022.

If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum, nominees for election to the Board in an uncontested election who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming three-year term and until his/her successor is elected and qualified or he/she resigns or until his/her death, retirement or removal. This means that a majority of votes cast “for” the election of a nominee must exceed the number of votes cast "against" the nominee's election. Each of the other matters identified in the notice will be approved if it receives the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter. Any other matters properly proposed at the meeting, including a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), will also be determined by a majority of the votes cast affirmatively or negatively, except as otherwise required by law or by Granite's Certificate of Incorporation, as amended, or bylaws.

If you hold shares through a broker, trust, bank or other nominee (i.e., in “street name”), and you do not provide your broker, trust, bank or other nominee with voting instructions, “broker non-votes” may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2022.

How Are Votes Counted?

In the election of directors and for all other proposals, you may vote “For,” “Against” or “Abstain” with respect to each of the nominees and proposals. If you elect to abstain in the election of directors or any of the other matters, the abstention will not impact the outcome of these matters. In tabulating the voting results for the election of directors and such other matters, only “For” and “Against” votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast affirmatively or negatively and therefore will have no effect on the outcome of the vote on any of these matters.

If you vote by telephone, the Internet or by returning your proxy card your shares will be voted at the Annual Meeting in the manner you indicated. Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. This proxy statement contains a description of each item that you are to vote on along with our Board's recommendations. Below is a summary of our Board's recommendations:

●	For the election of each of the four (4) director nominees;
●	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement; and
●

For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2022.

As to any other matter that may be properly proposed at the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the Annual Meeting. Shareholders, other than 401(k) Participants, may change their vote by: (i) voting again by Internet at any time prior to 11:59 p.m., Eastern Time, on,  June 8, 2022, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 11:59 p.m., Eastern Time, on  June 8, 2022, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Time, on June 8, 2022, if you voted by mail. Shareholders, other than 401(k) Participants, may also revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the Annual Meeting. All 401(k) Participants may change their vote by: (i) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Time, on  June 7, 2022, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Time, on June 7, 2022, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Time, on June 7, 2022, if you voted by mail. Except for 401(k) Participants, shareholders may also change their vote or revoke their proxy by attending the Annual Meeting and voting in person if they are a shareholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

You may attend the Annual Meeting and, except for 401(k) Participants, vote in person instead of voting by proxy. However even if you intend to attend the meeting, we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite's 401(k) Participants may attend the meeting, they cannot vote in person at the meeting.

What Constitutes a Quorum?

Granite's bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

Who Supervises the Voting at the Meeting?

Granite's bylaws and policies specify that, prior to the Annual Meeting, management will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the Annual Meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?

We will announce preliminary voting results at the Annual Meeting, and final results will be published on a Form 8-K to be filed with the SEC within four business days following the Annual Meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2023 ANNUAL MEETING OF SHAREHOLDERS

Under Granite's bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our annual meeting of shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite's proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Granite's bylaws and Rule 14a-8, to be considered for inclusion in Granite's proxy statement or otherwise presented at our 2023 annual meeting of shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite's principal executive offices on or before Monday, December 26, 2022.

To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than Granite’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

OTHER MATTERS

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated: April 25, 2022

M. Craig Hall
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

GRANITE™

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076
ATTN: Betty Kwong

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2022 for shares held directly and by 12:00 P.M. (noon) ET on 06/07/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/08/2022 for shares held directly and by 12:00 P.M. ET on 06/07/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Patricia D. Galloway	☐	☐	☐
1b. Alan P. Krusi	☐	☐	☐
1c. Jeffrey J. Lyash	☐	☐	☐
1d. Louis E. Caldera	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. Advisory vote to approve executive compensation of the named executive officers	☐	☐	☐
3 To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000563227_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

GRANITE CONSTRUCTION INCORPORATED Annual Meeting of Shareholders
June 9, 2022 10:30 AM PT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM Pacific Time on June 9, 2022, at the Seascape Beach Resort, 1 Seascape Resort Dr, Aptos, CA 95003, and any adjournment or postponement thereof, (1) as specified on the reverse side of this proxy card, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000563227_2 R1.0.0.24

Continued and to be signed on reverse side

GRANITE™

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076
ATTN: Betty Kwong

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2022 for shares held directly and by 12:00 P.M. (noon) ET on 06/07/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/08/2022 for shares held directly and by 12:00 P.M. ET on 06/07/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Patricia D. Galloway	☐	☐	☐
1b. Alan P. Krusi	☐	☐	☐
1c. Jeffrey J. Lyash	☐	☐	☐
1d. Louis E. Caldera	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.	For	Against	Abstain
2. Advisory vote to approve executive compensation of the named executive officers	☐	☐	☐
3 To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000563228_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

GRANITE CONSTRUCTION INCORPORATED Annual Meeting of Shareholders
June 9, 2022 10:30 AM PT
This proxy is solicited by the Board of Directors

SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS: In accordance with the terms of the Trust Agreement for each of the 401(k) Plan, T. Rowe Price has delegated its authority to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED beneficially held for the 401(k) Participant, as applicable, to Broadridge. Any shares allocable to the participant's 401(k) account on the record date will be voted by Broadridge in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS PROXY CARD IS RECEIVED BEFORE 12:00 PM (noon) Eastern Time on June 7, 2022, BUT IF A CHOICE IS NOT SPECIFIED, BROADRIDGE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT'S 401(k) AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (noon) Eastern Time on June 7, 2022, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT'S 401(k) WILL NOT BE VOTED. The 401(k) Participants may revoke a prior vote by following the instructions described in Granite's Proxy Statement dated April 25, 2022. The voting direction submitted to Broadridge by the 401(k) Participants will be confidential.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000563228_2 R1.0.0.24

Continued and to be signed on reverse side